                                                                    EXHIBIT 10.8

--------------------------------------------------------------------------------

                       ASSET PURCHASE AND SALE AGREEMENT

                                     Among

                          FISHER COMPANIES INC., and

                           FISHER BROADCASTING INC.,

                               as the Purchaser

                                      and

                           RETLAW ENTERPRISES, INC.,

                         RETLAW BROADCASTING, L.L.C.,

                     RETLAW BROADCASTING OF BOISE, L.L.C.,

                     RETLAW BROADCASTING OF FRESNO, L.L.C.,

                  RETLAW BROADCASTING OF IDAHO FALLS, L.L.C.,

                     RETLAW BROADCASTING OF YAKIMA, L.L.C.,

                     RETLAW BROADCASTING OF EUGENE, L.L.C.,

                  RETLAW BROADCASTING OF COLUMBUS, L.L.C., and

                    RETLAW BROADCASTING OF AUGUSTA, L.L.C.,

                                 as the Sellers

                               November 18, 1998

                                                         TABLE OF CONTENTS

                                                                                                                       Page
ARTICLE I-DEFINITIONS.............................................................................................     2

     1.1       Certain Defined Terms..............................................................................     2

ARTICLE II-PURCHASE AND SALE OF ASSETS; LIABILITIES...............................................................     7

     2.1       Purchase and Sale..................................................................................     7
     2.2       Excluded Assets....................................................................................     9
     2.3       Liabilities Assumed by Purchaser...................................................................     9
     2.4       Liabilities Not Assumed by the Purchaser...........................................................    10
     2.5       Further Assurances.................................................................................    11
     2.6       Closing; Effective Time............................................................................    11

ARTICLE III-PURCHASE PRICE FOR THE ACQUISITION ASSETS.............................................................    11

     3.1       Purchase Price.....................................................................................    11
     3.2       Purchase Price Adjustment..........................................................................    11
     3.3       Payment of Purchase Price..........................................................................    13
     3.4       Certain Prorations.................................................................................    13
     3.5       Allocation of Purchase Price.......................................................................    13

ARTICLE IV-REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................................    14

     4.1       Organization and Good Standing.....................................................................    14
     4.2       Authorization of Agreement.........................................................................    15
     4.3       Ownership of the Acquisition Assets................................................................    15
     4.4       Financial Statements and Condition.................................................................    15
     4.5       Program Rights.....................................................................................    17
     4.6       Real Property......................................................................................    17
     4.7       Personal Property..................................................................................    18
     4.8       Intellectual Property..............................................................................    18
     4.9       Agreement Not in Breach of Other Instruments.......................................................    19
     4.10      Labor Matters......................................................................................    19
     4.11      Employees..........................................................................................    20
     4.12      Employee Benefit Plans.............................................................................    20
     4.13      Litigation.........................................................................................    20
     4.14      Contracts..........................................................................................    20
     4.15      Authorizations; License Rights; Station Transmissions..............................................    21
     4.16      Environmental Matters..............................................................................    23
     4.17      FCC Reports and Records............................................................................    24
     4.18      Compliance With Laws...............................................................................    24
     4.19      Regulatory Licenses................................................................................    24
     4.20      Taxes..............................................................................................    24
     4.21      Insurance..........................................................................................    25
     4.22      No Brokers.........................................................................................    25


     4.23      Towers..............................................................................   25
     4.24      Accounts Receivable.................................................................   25
     4.25      South West Oregon Television........................................................   25
     4.26      Disclosure..........................................................................   26
     4.27      Bankruptcy..........................................................................   26
     4.28      Year 2000 Compliance................................................................   26

ARTICLE V-REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........................................   26

     5.1       Corporate Existence.................................................................   26
     5.2       Authority...........................................................................   26
     5.3       No Conflicts........................................................................   27
     5.4       Governmental Approvals and Filings..................................................   27
     5.5       Legal Proceedings...................................................................   27
     5.6       Brokers.............................................................................   27
     5.7       Financing...........................................................................   28
     5.8       Disclosure..........................................................................   28
     5.9       FCC Qualification...................................................................   28

ARTICLE VI-COVENANTS OF SELLERS....................................................................   28

     6.1       Regulatory and Other Approvals......................................................   28
     6.2       HSR Filings.........................................................................   28
     6.3       FCC Consent.........................................................................   29
     6.4       Access..............................................................................   29
     6.5       Conduct of Operation of the Stations................................................   29
     6.6       Financial Statements and Reports....................................................   30
     6.7       Fulfillment of Conditions...........................................................   31
     6.8       Consents and Notices................................................................   31
     6.9       Preservation of Assets..............................................................   31
     6.10      Accounts Receivable.................................................................   31
     6.11      Termination of Employees............................................................   32
     6.12      Changes of Schedules................................................................   32
     6.13      Title Insurance.....................................................................   32
     6.14      Officers' Certificates..............................................................   32
     6.15      Opinions of the Sellers' Counsel....................................................   32

ARTICLE VII-COVENANTS OF PURCHASER.................................................................   33

     7.1       Regulatory and Other Approvals......................................................   33
     7.2       HSR Filings.........................................................................   33
     7.3       FCC Consent.........................................................................   33
     7.4       Retlaw Name.........................................................................   34
     7.5       Fulfillment of Conditions...........................................................   34
     7.6       Employees...........................................................................   34
     7.7       Compliance with Laws................................................................   34
     7.8       Assumption of Assumed Liabilities...................................................   34
     7.9       Preparation of Financial Statements.................................................   34

     7.10      Officers' Certificates..............................................................   34
     7.11      Opinion of the Purchaser's Counsel..................................................   35

ARTICLE VIII-RISK OF LOSS..........................................................................   35
     8.1       Risk of Loss; Insurance.............................................................   35

ARTICLE IX-INDEMNIFICATION.........................................................................   35
     9.1       Indemnification by Sellers..........................................................   35
     9.2       Indemnification by Purchaser........................................................   35
     9.3       Claims for Indemnification..........................................................   36
     9.4       Defense by Indemnifying Party.......................................................   36
     9.5       Expiration of Indemnification Obligations...........................................   37
     9.6       Thresholds..........................................................................   37
     9.7       Limitation..........................................................................   37
     9.8       Indemnity Escrow Agreement..........................................................   37
     9.9       Exclusive Remedy....................................................................   37
     9.10      Reduction of Indemnity Payments.....................................................   37

ARTICLE X-CONDITIONS TO OBLIGATIONS OF PURCHASER...................................................   37

     10.1      Representations and Warranties......................................................   38
     10.2      Performance.........................................................................   38
     10.3      Orders and Laws.....................................................................   38
     10.4      Regulatory Consents and Approvals...................................................   38
     10.5      FCC License Renewal.................................................................   38
     10.6      Consents to Assignments of Contracts................................................   38
     10.7      Additional Closing Documents of the Sellers.........................................   38

ARTICLE XI-CONDITIONS TO OBLIGATIONS OF SELLERS....................................................   39

     11.1      Representations and Warranties......................................................   39
     11.2      Performance.........................................................................   39
     11.3      Orders and Laws.....................................................................   39
     11.4      Regulatory Consents and Approvals...................................................   39
     11.5      Additional Closing Documents of Purchaser...........................................   39

ARTICLE XII-DEFAULT AND TERMINATION................................................................   39

     12.1      Termination.........................................................................   39
     12.2      Effect of Termination...............................................................   40
     12.3      Specific Performance................................................................   40

ARTICLE XIII-MISCELLANEOUS PROVISIONS..............................................................   40

     13.1      Notices.............................................................................   40
     13.2      Survival of Representations and Warranties and Covenants............................   42
     13.3      Joint and Several Obligations.......................................................   42
     13.4      Knowledge...........................................................................   42
     13.5      Entire Agreement....................................................................   42
     13.6      Expenses............................................................................   43

     13.7      Public Announcements................................................................   43
     13.8      Confidentiality.....................................................................   43
     13.9      Exclusivity.........................................................................   43
     13.10     Waiver..............................................................................   44
     13.11     Amendment...........................................................................   44
     13.12     No Third Party Beneficiary..........................................................   44
     13.13     No Assignment; Binding Effect.......................................................   44
     13.14     Headings............................................................................   44
     13.15     Invalid Provisions..................................................................   44
     13.16     Governing Law.......................................................................   44
     13.17     Counterparts........................................................................   44
     13.18     Attorney's Fees.....................................................................   45
     13.19     Jurisdiction/Venue..................................................................   45
     13.20     No Jury Trial.......................................................................   45

ARTICLE XIV EXHIBITS AND SCHEDULES.................................................................   45

     14.1      Exhibits and Schedules..............................................................   45

                            EXHIBITS AND SCHEDULES

Exhibits
--------
Exhibit 3.3(b)          Form of Escrow Indemnity Agreement
Exhibit 6.14(a)         Form of Seller's Certificate of Officer
Exhibit 6.14(b)         Form of Seller's Corporate Certificate
Exhibit 6.15(a)         Form of Opinion of Seller's Counsel
Exhibit 6.15(b)         Form of Opinion of Seller's FCC Counsel
Exhibit 7.10(a)         Form of Purchaser's Certificate of Officer
Exhibit 7.10(b)         Form of Purchaser's Corporate Certificate
Exhibit 7.11            Form of Opinion of Purchaser's Counsel
Exhibit 11.5(b)         Form of Assignment and Assumption Agreement

Schedules
---------
Schedule 2.1(a)         Real Property
Schedule 2.1(b)         Personal Property
Schedule 2.1(c)(i)      FCC Authorizations
Schedule 2.1(c)(ii)     Regulatory Licenses
Schedule 2.1(d)(i)      Affiliation Agreements
Schedule 2.1(d)(ii)     Program Rights
Schedule 2.1(e)         Cable Carriage Agreements
Schedule 2.1(f)         Other Contracts
Schedule 2.1(g)         Intellectual Property
Schedule 2.2            Excluded Assets
Schedule 3.2            Normalized Working Capital
Schedule 4.1(b)         Jurisdictions of Qualification
Schedule 4.1(e)         Broadcast Seller's Subsidiaries
Schedule 4.10(a)        Labor Matters
Schedule 4.10(b)        Collective Bargaining and Labor Agreements
Schedule 4.11           Employees
Schedule 4.12           Employee Benefit Plans
Schedule 4.13           Litigation
Schedule 4.15(b)        FCC Matters
Schedule 4.15(c)        Station Transmissions
Schedule 4.15(d)        Cable Carriage
Schedule 4.16           Environmental Matters
Schedule 4.18           Compliance with Laws
Schedule 4.19           Other Regulatory Licenses
Schedule 4.20           Taxes
Schedule 4.23           Towers
Schedule 4.25           South West Oregon Television Agreements
Schedule 4.28           Year 2000
Schedule 6.9            Capital Expenditures

                       ASSET PURCHASE AND SALE AGREEMENT

     THIS ASSET PURCHASE AND SALE AGREEMENT is made and entered into as of November 18, 1998 (this "Agreement"), by and among FISHER COMPANIES INC., a Washington corporation ("FCI"), and FISHER BROADCASTING INC., a Washington corporation ("FBI") (FCI and FBI sometimes are collectively referred to as the "Purchaser"), and the following parties which sometimes are collectively referred to as the "Sellers":

    RETLAW ENTERPRISES, INC.                         a California corporation ("REI")

    RETLAW BROADCASTING, L.L.C.                      a Delaware limited liability company
                                                     ("Broadcasting LLC")

    RETLAW BROADCASTING OF BOISE, L.L.C.             a Delaware limited liability company
                                                     ("Boise LLC")

    RETLAW BROADCASTING OF FRESNO, L.L.C.            a Delaware limited liability company
                                                     ("Fresno LLC")

    RETLAW BROADCASTING OF IDAHO FALLS, L.L.C.       a Delaware limited liability company
                                                     ("Idaho Falls LLC")

    RETLAW BROADCASTING OF YAKIMA, L.L.C.            a Delaware limited liability company
                                                     ("Yakima LLC")

    RETLAW BROADCASTING OF EUGENE, L.L.C.            a Delaware limited liability company
                                                     ("Eugene LLC")

    RETLAW BROADCASTING OF COLUMBUS, L.L.C.          a Delaware limited liability company
                                                     ("Columbus LLC")

    RETLAW BROADCASTING OF AUGUSTA, L.L.C.           a Delaware limited liability company
                                                     ("Augusta LLC")

                                   RECITALS

     A. The following Sellers (collectively, the "Broadcast Sellers") are the respective licensees and either directly or through REI or Broadcasting LLC own or lease or have the right to use all of the assets used in the operation of the television stations set forth opposite their respective names below:

             Seller                   Station               Community
             ------                   -------               ---------
            Boise LLC                   KBCI                Boise, Idaho

            Fresno LLC                  KJEO                Fresno, California

            Idaho Falls LLC             KIDK                Idaho Falls, Idaho

            Yakima LLC                  KIMA                Yakima, Washington
                                        KEPR                Pasco, Washington
                                        KLEW                Lewiston, Idaho

                                       1

            Eugene LLC                  KVAL                Eugene, Oregon
                                        KCBY                Coos Bay, Oregon
                                        KPIC*               Roseberg, Oregon

            Columbus LLC                WXTX                Columbus, Georgia

            Augusta LLC                 WFXG                Augusta, Georgia


     * Eugene LLC does not own Station KPIC. Eugene LLC owns 50% of the outstanding stock of South West Oregon Television Broadcasting Corporation, an Oregon corporation ("South West Oregon Television"), which is the licensee of Station KPIC and owns, leases or has the right to use the assets used in the operation of Station KPIC.

     B. Broadcast Sellers are wholly-owned subsidiaries of Broadcasting LLC, which is a wholly-owned subsidiary of REI.

     C. Sellers desire to sell to Purchaser all of the Stations, including all of the assets, properties and rights owned or held by Sellers and used in the operation of the Stations (except those hereinafter specifically excluded from such sale), and Purchaser desires to acquire from Sellers such assets, properties and rights, all on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.1 Certain Defined Terms. The following terms have the following meanings (such terms to be equally applicable to both the singular and the plural forms of the terms defined):

     "Accounts Receivable" has the meaning set forth in Section 2.1(i).

     "Acquisition Assets" has the meaning set forth in Section 2.1.

     "Affiliate" means any person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the person specified. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any person owning ten percent (10%) or more of the voting securities of another person shall be deemed to control that person.

     "Affiliation Agreement" has the meaning set forth in Section 2.1(d)(i).

     "Agreement" means this Agreement and the Exhibits, Schedules and Recitals hereto.

     "Assumed Contracts" means the written contracts, leases and other agreements which comprise part of the Assumed Liabilities.

     "Assumed Liabilities" has the meaning set forth in Section 2.3.

     "Benefit Plans" means any Plan established by REI or any other Seller, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or at any time since December 31, 1996, to which REI or any Seller contributes or has contributed, or under which any employee, former employee or director of REI or other Seller or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Bonus Letters" means the letter agreements entered into between one or more of the Sellers and certain of Sellers' Employees providing for bonus payments upon completion of a sale transaction involving the Stations.

     "Broadcast Sellers" has the meaning set forth in Recital A.

     "Business Day" means a day other than a Saturday or a Sunday or any other day on which commercial banks in New York are authorized or required by Law to close.

     "Closing" has the meaning set forth in Section 2.6.

     "Closing Date" has the meaning set forth in Section 2.6.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "DOJ" means the United States Department of Justice.

     "Effective Time" has the meaning set forth in Section 2.6.

     "Environmental Hazard" means, with respect to any Real Property, any existing environmental hazard, for which there is a reasonable likelihood of a future liability for environmental damages or clean up costs.

     "Environmental Laws" means, collectively, all Laws relating to the protection of human health or safety or the environment, including, without limitation: (i) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Hazardous Materials; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public. Without limiting the generality of the foregoing, "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") as amended by the Superfund Amendments and Authorization Act of 1986 ("SARA"), 42 U.S.C. 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. 300f et seq.; and the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., and all analogous state laws, in each case including the rules and regulations thereunder, and in each case as supplemented or amended from time to time.

     "EPA" means the United States Environmental Protection Agency, or any successor agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with any Seller (within the meaning of Section 414 of the Code).

     "Escrow Agent" has the meaning set forth in the Indemnity Escrow Agreement.

     "Eugene LLC" has the meaning set forth in Recital A.

     "Excluded Assets" has the meaning set forth in Section 2.2.

     "Excluded Liabilities" means the debts, liabilities and obligations described (generally or in particular) in Section 2.4.

     "FBI" means Fisher Broadcasting Inc.

     "FCC" means the Federal Communications Commission, or any successor agency.

     "FCC Applications" has the meaning set forth in Section 6.3.

     "FCC Authorizations" has the meaning set forth in Section 2.1(c).

     "FCC Consents" has the meaning set forth in Section 6.3.

     "FCC Regulations" means all applicable provisions of the Communications Act of 1934, as amended, and all applicable published rules, regulations, policies, orders and decisions of the FCC.

     "FCI" means Fisher Companies Inc.

     "Final Order" means any action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled or suspended and with respect to which no actions or requests are pending for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and the time for the FCC to set aside such action on its own motion have expired.

     "First Union Bank Loan" means the credit facilities advanced by First Union National Bank to Sellers.

     "FTC" means the Federal Trade Commission or any successor agency.

     "GAAP" means generally accepted accounting principles in the United States.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government and any tribunal or arbitrator of competent jurisdiction. The term "Governmental Authority" includes, without limitation, the FCC, the DOJ, the EPA and the FTC.

     "Hazardous Materials" means any wastes, substances, chemicals or materials, whether solids, liquids or gases, that are defined, listed or regulated as hazardous wastes, hazardous substances, toxic substances, radioactive materials, pollutants, contaminants or other similar designations under any Environmental Laws. The term "Hazardous Materials" includes, but is not limited to, polychlorinated biphenyls (PCBs), petroleum, pesticides, solvents, explosives, asbestos and lead-based paints.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnity Deposit" has the meaning set forth in Section 3.3(b).

     "Indemnity Escrow Account" has the meaning set forth in the Indemnity Escrow Agreement.

     "Indemnity Escrow Agreement" means an Indemnity Escrow Agreement, dated as of the Closing Date, among the Sellers, Purchaser and a party identified as the Escrow Agent, substantially in the form of Exhibit 3.3(b).

     "Intellectual Property" has the meaning set forth in Section 2.1(g).

     "Laws" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority,
(ii) authorizations, consents, approvals, permits or licenses issued by, or registrations or filings with, any Government Authority and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

     "Liens" means any liens, mortgages, pledges, security interests, restrictions, assignments, claims or encumbrances of any kind or nature whatsoever.

     "Loan Payoff" has the meaning set forth in Section 3.3.

     "Material Assumed Contracts" means all (i) Affiliation Agreements, (ii) those Real Property Agreements identified as "material" on Schedule 2.1(a), and
(iii) those Program Right agreements identified as "material" on Schedule 2.1(d)(ii).

     "Normalized Working Capital" means the difference, as of the date of determination set forth in Schedule 3.2, between current assets (excluding cash) and current liabilities, in each instance consisting only of those line items set forth on Section 3.2, or such other line items as may be agreed upon by the parties.

     "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent,
(ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for amounts which are not overdue or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Sellers, in conformity with GAAP; (iii) any minor imperfection of title, including easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the operation of any Station, (iv) any Lien which will be released and removed from title effective as of or prior to the Closing Date; (v) any interest or title of a lessor, including statutory landlord liens, under any Lease to which a Seller is the tenant, which do not materially detract from the value of such lease or interfere with the operation of any Station; and (vi) any extension, renewal or replacement, in whole or in part, of any Lien referred to in the foregoing clauses (excluding iv); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, association or other entity.

     "Personal Property" has the meaning set forth in Section 2.1(b).

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any, "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Program Rights" has the meaning set forth in Section 2.l(d)(ii).

     "Purchase Price" means the amount set forth in Section 3.1.

     "Purchaser" has the meaning set forth in the preamble.

     "Real Property" means all real property and leases of, and other interests in, the real property described in Schedule 2.1(a).

     "Real Property Agreements" has the meaning set forth in Section 2.3(a).

     "Regulatory Licenses" has the meaning set forth in Section 2.l(c).

     "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes.

     "Sellers" has the meaning set forth in the preamble to this Agreement.

     "Seller's Employees" means collectively, all employees of Broadcast Sellers, REI and Broadcasting LLC to the extent the same provide services to the Stations employed immediately before Closing, including any such employees who are on vacation or on family, illness or disability leave.

     "South West Oregon Stock" has meaning set forth at Section 4.1(d).

     "Stations" means the television stations listed in Recital A and, to the extent applicable, the translators, microwave facilities, earth stations and other auxiliary facilities associated with the television stations.

     "Taxes" means (i) all federal, state, local or foreign and other net income, gross income, gross receipts, sales, use, ad valorem, gaming, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (iii) any liability for the payment of amounts described in clauses (i) or
(ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person.


                                   ARTICLE II
                    PURCHASE AND SALE OF ASSETS; LIABILITIES

2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall acquire, accept and purchase from Sellers, all of Sellers' right, title and interest in all assets, properties and rights, whether tangible or intangible, whether real, personal or mixed, and wherever located, used or usable in the operation of the Stations (such assets, properties and rights described in this Section 2.1 are referred to collectively as the "Acquisition Assets"), including:

     (a) Real Property. All right, title and interest in, to or under all real property and leases of, and other interests in, the real property set forth on Schedule 2.l(a), in each case together with all buildings, structures, fixtures and other improvements actually or constructively attached thereto (the "Real Property") ;

     (b) Personal Property. All towers, transmitters and antenna installations (whether considered real property or personal property), machinery, equipment, computers, furniture, furnishings, motor vehicles, all spare parts, tube inventory, vinyl inventory, tapes, disks, supplies and other inventories, and all other Personal Property of every kind and character, including replacements and additions occurring after the date of this Agreement through the Closing, including the Personal Property set forth on Schedule 2.l(b) (the "Personal Property");

     (c)  Regulatory Licenses and FCC Authorizations.

          (i) All licenses, authorizations, permits or approvals issued by the FCC and associated with the operation of the Stations, including those set forth on Schedule 2.1(c)(i) (the "FCC Authorizations"), and all pending applications and subsequently issued licenses, authorizations, permits or approvals with respect to the Stations, and

          (ii) All other regulatory licenses, authorizations, permits or approvals with respect to the Stations issued by any other Governmental Authority in connection with the operation of the Stations, including those set forth on Schedule 2.1(c)(ii) (the "Regulatory Licenses");

     (d)  Program Rights and Affiliation Agreements.

          (i) All contracts, agreements and/or understandings relating to the affiliation of any of the Stations with any programming network or organization, and all amendments, extensions, renewals, substitutions and replacements of, and additions to, such contracts, agreements and understandings as may be entered into by Broadcast Sellers from the date of this Agreement through the Closing in accordance with Section 6.5 including those set forth on Schedule 2.1(d)(i) (the "Affiliation Agreements"), and

          (ii) All broadcast and other rights to films and programs (the "Program Rights"), all broadcasting facilities contracts, agreements or arrangements, all programming and production materials, film libraries, inventories or programming items, materials or supplies, and all contracts, agreements and writings with respect to the foregoing, and all amendments, extensions, renewals, substitutions and replacements of, and additions to, such contracts, agreements, arrangements and other rights as may be entered into by Broadcast Sellers from the date of this Agreement through the Closing in accordance with Section 6.5, including those set forth on Schedule 2.1(d)(ii);

     (e) Cable Carriage. All retransmission consent agreements and copyright indemnification agreements and similar cable carriage arrangements entered into by Broadcast Sellers and cable companies serving their respective designated market areas, and all similar agreements and arrangements as may be entered into by Broadcast Sellers through Closing in accordance with Section 6.5, including those set forth on
          Schedule 2.1(e);

     (f) Other Contracts. All contracts or other rights of Broadcast Sellers not listed elsewhere in this Section 2.1 and which are used in the operation of the Stations (other than Excluded Liabilities), including, without limitation, all contracts for the sale of advertising time or talent, trade or barter contracts, leases of personal property, and licenses with BMI, ASCAP or SESAC for use of copyrighted materials, and all amendments, extensions, renewals, substitutions and replacements of, and additions to, such contracts and other rights as may be entered into by Broadcast Sellers from the date of this Agreement through the Closing in accordance with Section 6.5, including those set forth on Schedule 2.1(f) (the "Other Contracts");

     (g) Intellectual Property. All intellectual property and other intangible assets of Broadcast Sellers not listed elsewhere in this Section 2.1, including, without limitation, all software, all works subject to copyright, patents, trademarks, trade names, Internet domain names, and service marks used or usable in the operation of the Stations, and any pending applications, registrations, extensions and renewals for any of the foregoing, the call letters identified in Recital A above, and any and all additions to any of the foregoing acquired from the date hereof through the Closing, including those set forth on Schedule 2.l(g) (the "Intellectual Property");

     (h) Deposits. All deposits and prepaid rents, charges or expenses held by third parties in connection with any contracts, leases or other agreements held for the benefit of any of the Broadcast Sellers;

     (i) Accounts Receivables. All accounts receivable, notes receivable and other rights to receive payment attributable to the Stations ("Accounts Receivable");

     (j) Records. All books, records and files of Broadcast Sellers (including all historical accounting and financial books and records and all FCC-related applications, reports, statements and files) relating to the operation of the Stations, exclusive of corporate records, tax returns and supporting documents of the Broadcast Sellers;

     (k) Southwest Oregon Stock. All stock, membership interests and other ownership interests in any corporation, limited liability company or other entity owned by any of the Broadcast Sellers, including without limitation, the Southwest Oregon Stock and the right to receive all dividends and other distributions applicable to the fiscal year in which Closing occurs; and

     (l)  Goodwill.  All goodwill attributable to the Stations.

2.2 Excluded Assets. Notwithstanding anything contained in Section 2.1 to the contrary, Sellers are not selling, and Purchaser is not purchasing, any of the following assets, properties or rights, all of which shall be retained by Sellers (the "Excluded Assets"):

     (a)  cash or cash equivalents;

     (b) life insurance policies funding deferred compensation obligations not assumed by Purchaser;

     (c) the books and records of the Sellers that pertain to the corporate existence or capitalization of the Sellers;

     (d) the assets held in the Benefit Plans and the 401(k) Plan maintained by Sellers for the benefit of Sellers' Employees;

     (e)  the trademark "Retlaw";

     (f) those assets, properties and rights owned or held by REI or Broadcasting LLC that are not used or useable in the operation of the Stations; and

     (g) those assets listed on Schedule 2.2, regardless if owned by REI, Broadcasting LLC or Sellers.

2.3 Liabilities Assumed by Purchaser. At the Closing, Purchaser shall assume and agree to pay and perform when due (or reimburse Sellers, to the extent applicable, for any liabilities under subsection (d) below paid by Sellers) the executory liabilities and obligations of the assigning Seller, which except in the case of subsection (d) below, arise after the Effective Time with respect to each of the following (the "Assumed Liabilities"):

     (a) Real Property. The real property leases, special use permits, access agreements, options, possessory agreements, and other rights and agreements listed on Schedule 2.1(a) (the "Real Property Agreements");

     (b) Program Rights. The Affiliation Agreements and Program Rights agreements and other arrangements listed on Schedule 2.1(d)(i) and
          Schedule 2.1(d)(ii);

     (c) Cable Carriage. The retransmission consent agreements, copyright indemnification agreements and other cable carriage arrangements listed on Schedule 2.1(e);

     (d) Ordinary Course Liabilities. The current liabilities of Sellers included in the calculation of Normalized Working Capital in accordance with Section 3.2 and those incurred in the operation of the Stations in the ordinary course of business in accordance with Section 6.5 from the date of determination under Section 3.2; and

     (e) Other Contracts. The other agreements, contracts, arrangements, understandings and rights of Sellers which constitute Acquisition Assets.

2.4 Liabilities Not Assumed by the Purchaser. Purchaser shall not assume, nor shall Purchaser be obligated to pay, perform or discharge, any debt, liability, obligation or commitment of any Seller of any kind (the "Excluded Liabilities"), unless described in Section 2.3 as an Assumed Liability. Without limiting the generality of the immediately foregoing sentence, Purchaser shall not be deemed by anything contained in this Agreement or otherwise to have assumed any of the following as such liabilities exist on the Closing Date (each of which is an Excluded Liability):

     (a) except for any of the following which are expressly assumed by Purchaser under Section 2.3(d), (i) any salaries, wages, severance or other compensation payments and benefits payable with respect to any Sellers' Employees, including, without limitation, any deferred compensation obligations, payments or benefits relating to vacation or holidays, any COBRA obligations or Benefit Plans, (ii) any bonus, change of control, severance, termination or other payment or benefit payable to any Sellers' Employees pursuant to any agreement, program, commitment or undertaking of any Seller, or (iii) any liabilities, obligations or expenses (including attorneys' fees) arising out of or relating to any claim, demand, action or cause of action made or brought by any Sellers' Employee, union, or Governmental Authority with respect to or in connection with the employment and/or termination of any Sellers' Employee;

     (b) except for any of the following which are expressly assumed by Purchaser under Section 2.3(d), any responsibility for, or any liability or obligation with respect to, any Benefit Plans, or any liability for contributions or payments to be made in respect of service for any periods under any other employee benefit plans or benefit arrangements provided or made available to the Sellers' Employees, including without limitation as listed on Schedule 4.12;

     (c) any debt, claim, liability or obligation (including, without limitation, any accounts payable) of any nature arising out of, accruing from or relating to the operations of the Stations before the Closing, including, without limitation, liabilities or obligations arising from or relating to benefits or services received or receivable under the Assumed Liabilities before the Closing, except for any such obligation incurred in the ordinary course of business pursuant to Section 6.5 or otherwise expressly assumed by Purchaser under Section 2.3;

     (d) any contract or agreement not validly assigned to Purchaser, except to the extent Purchaser will receive the benefit of same;

     (e) any actions, causes of action, Governmental Authority proceedings, arbitrations, union grievance proceedings, or other litigation or similar proceedings arising out of, or relating to, the operations of the Stations before the Closing, including without limitation those items listed on Schedule 4.10(a) and Schedule 4.13;

     (f) any liability or obligation of any Seller for Taxes, or any interest or penalties thereon, except to the extent such Taxes have been prorated pursuant to Section 3.3;

     (g) any obligations pursuant to any expired or existing collective bargaining agreements, including without limitation as listed on
          Schedule 4.10(b), other than any duty to recognize and/or bargain with those unions listed on Schedule 4.10(b);

     (h) any claims, liabilities, actions, causes of actions, investigations, damages or costs (including attorneys' fees) arising from the operation of the Stations by Sellers prior to the Closing or in connection with any condition or circumstance existing prior to the Closing Date concerning Environmental Laws or Hazardous Materials, including without limitation any condition or circumstance constituting a breach of Sellers' representations under Section 4.16; nor

     (i) any liabilities associated with items on any Schedule which the parties specifically designate on the Schedule as an Excluded Liability.

2.5 Further Assurances. From time to time after the Closing, each Seller agrees to execute and deliver to the Purchaser such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by the Purchaser or its counsel in order to vest in the Purchaser all right, title and interest of such Seller in and to the Acquisition Assets and otherwise in order to carry out the purpose and intent of this Agreement.

2.6 Closing; Effective Time. The purchase and sale of the Acquisition Assets (the "Closing") shall, unless another date, time or place is agreed to in writing by the parties, take place at the offices of Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 31st Floor, Los Angeles, California at 10:00 A.M., local time, the first Business Day of the month following the month in which the last FCC Consent has become a Final Order and the other conditions to Closing set forth in Articles X and XI have been satisfied (the "Closing Date"); provided that the Closing Date shall not occur before May 1, 1999 without Sellers' consent. The effective time of the transfer to the Purchaser of the Acquisition Assets and the Stations shall be deemed to occur at 12:00:01 A.M., local time, on the Closing Date (the "Effective Time").


                                  ARTICLE III
                   PURCHASE PRICE FOR THE ACQUISITION ASSETS

3.1 Purchase Price. In consideration for the purchase of the Acquisition Assets, Purchaser shall pay to Sellers US$215,000,000 (the "Purchase Price") in immediately available funds by wire transfer in accordance with this Section 3.1, Section 3.2 and Section 3.3, and shall assume, discharge and perform when due the liabilities to be assumed by the Purchaser pursuant to Section 2.3.

3.2  Purchase Price Adjustment.

     (a) Sellers shall, at Sellers' expense, cause to be prepared and delivered to Purchaser, as of the last day of the month which occurs not later than forty (40) days prior to the Closing Date, a balance sheet for Sellers' broadcasting operations (the "Closing Balance Sheet"), which shall set forth the Normalized Working Capital in accordance with Section 1.1 and Schedule 3.2, prepared to the extent applicable, in accordance with GAAP and on a basis consistent with the preparation of the audited Balance Sheet of REI for broadcasting operations as of September 30, 1998. Sellers shall deliver the Closing Balance Sheet to Purchaser as promptly as practicable but, in any event, not less than ten (10) days prior to the Closing Date.

     (b) Purchaser shall, within five (5) days after delivery of the Closing Balance Sheet by Sellers, complete its review of the Normalized Working Capital as set forth on the Closing Balance Sheet. In the event Purchaser determines that Normalized Working Capital has not been determined in accordance with Section 1.1 and Schedule 3.2, Purchaser shall inform Sellers in writing setting forth an explanation of and the adjustments to Normalized Working Capital which Purchaser believes should be made. Sellers shall then have two (2) days to review and respond to Purchaser's adjustments. If Sellers and Purchaser are unable to resolve such adjustments within three (3) days prior to the Closing Date, the Closing shall nevertheless take place as provided in Section 2.6 but the portion of any adjustment which is disputed in good faith by Purchaser shall be withheld from the payment of the Purchase Price under Section 3.3 pending a final determination as provided in subsection 3.2(c) below; provided, that the amount of the disputed adjustment withheld from the Purchase Price on Closing, together with any downward adjustment in the Purchase Price on Closing in accordance with Section 3.2(e), shall not, in any event, be greater than the amount of the Required Working Capital set forth in Section 3.2(e).

     (c) If the parties cannot agree prior to Closing on the amount of the adjustment to the Purchase Price to be paid on the Closing Date, then within ten (10) Business Days after Closing, either party can submit the issue to PricewaterhouseCoopers, LLP, who shall, acting as experts and not as arbiters, determine on the basis of the standards set forth in Section 1.1, this Section 3.2 and Schedule 3.2 to what extent, if any, Normalized Working Capital as reflected on the Closing Balance Sheet requires adjustment. Sellers and Purchaser shall direct PricewaterhouseCoopers to use its best efforts to render its determination within forty-five (45) days. PricewaterhouseCoopers' determination shall be conclusive and binding upon the parties hereto. Fees and disbursements of PricewaterhouseCoopers shall be shared equally by the parties. Purchaser and Sellers shall make readily available to PricewaterhouseCoopers all relevant nonproprietary books and records and any work papers (including those of the parties' respective accountants), relating to the Closing Balance Sheet and all other items reasonably requested by PricewaterhouseCoopers.

     (d) Sellers and Purchaser shall fully cooperate in providing access to their respective accountants, accounting records and other information to the extent reasonably necessary for preparation of the Closing Balance Sheet and the review thereof.

     (e) In the event Normalized Working Capital as shown on the Closing Balance Sheet, subject to any adjustment under Sections 3.2(b) or (c), is less than $6,000,000 (the "Required Working Capital"), Seller shall make an adjustment payment to Purchaser in an amount equal to the difference between (x) the Required Working Capital and (y) the Normalized Working Capital reflected on the Closing Balance Sheet. Any payment required by this Section 3.2(e) shall be made by Sellers to Purchaser, if determined prior to the Closing Date, by a dollar for dollar downward adjustment in the Purchase Price and, if post-Closing, in cash in immediately available funds, net of any amount withheld from the Purchase Price on Closing under Section 3.2(b), within five (5) Business Days after the determination by PricewaterhouseCoopers.

     (f) In the event the Normalized Working Capital as shown on the Closing Balance Sheet, subject to any adjustment under Sections 3.2(b) or (c), is more than the Required Working Capital, as reduced by the amount, if any, withheld from the Purchase Price paid on the Closing Date, Purchaser shall make an adjustment payment to Sellers in an amount equal to the difference between (x) the Normalized Working Capital as shown on the Closing Balance Sheet and (y) the Required Working Capital. Any payment required by this subsection 3.2(f) shall be made by Purchaser to Sellers, if determined prior to the Closing Date, by an upward adjustment of the Purchase Price payable on Closing under
          Section 3.3 or, if post-Closing, by payment in cash in immediately available funds within five (5) Business Days after the determination by PricewaterhouseCoopers in an amount equal to Normalized Working Capital plus the amount withheld from the Purchase Price paid on the Closing Date minus the Required Working Capital.

3.3 Payment of Purchase Price. Purchaser shall pay the Purchase Price, as may be adjusted in accordance with Section 3.2, to Sellers upon Closing by executing federal wire transfers as follows :

     (a) First Union Loan Payoff. One or more wire transfers in the total amount required to pay off all existing secured debt on the Acquisition Assets, including without limitation the balance and any fees and costs owing under the First Union Bank Loan (the "Loan Payoff"), to an account and in an amount designated by REI.

     (b) Indemnity Escrow Account. One wire transfer equal to $10 million delivered to the Indemnity Escrow Account administered by the Escrow Agent in accordance with the Indemnity Escrow Agreement attached to this Agreement as Exhibit 3.3(b) (the balance held in the Indemnity Escrow Account is herein referred to as the "Indemnity Deposit").

     (c) Sellers' Account. One wire transfer to an account designated by REI equal to the Purchase Price, as may be adjusted in accordance with
          Section 3.2, minus the amounts wired under Subsections (a) and (b) above.

3.4 Certain Prorations. Sellers and Purchaser shall prorate as of the Effective Time all real and personal property Taxes, with final settlement to be made within 60 days of the Closing Date. The Person that paid the Tax shall be reimbursed within such time period by the Person that owes the Tax under this Section 3.4.

3.5 Allocation of Purchase Price. Within thirty (30) days of the date of this Agreement, Purchaser shall provide REI with a statement setting forth the allocation of the Purchase Price among the Acquisition Assets. REI shall have twenty (20) days after receipt to accept the statement or to propose changes. If REI provides no notice of proposed changes within the twenty-day period, the allocations set forth in the statement shall be deemed conclusive and the statement shall be the Certificate of Allocation. If Purchaser accepts any proposed changes, the modified statement shall be the Certificate of Allocation. If the parties cannot agree on the allocation within twenty

     (20) days of Purchaser's receipt of REI's proposed changes, either party can submit the issue to PricewaterhouseCoopers LLP, whose determination shall be final and binding on the parties. Each party agrees to file all elections and returns required or desirable under applicable federal, state and local Tax laws in accordance with the allocations reflected in the Certificate of Allocation, including, without limitation, the filing of the Asset Acquisition Statement on Form 8594 required under Section 1060 of the Code.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SELLERS


     The Sellers represent and warrant to the Purchaser that:

4.1  Organization and Good Standing.

     (a) REI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to carry on its business and to own, lease and operate, its properties as and in the places where such business is being conducted and such properties are owned, leased or operated. Broadcasting LLC and each of the Broadcast Sellers are duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to carry on their respective businesses, and to own, lease and operate their respective properties as and in the places where such businesses are being conducted and such properties are owned, leased or operated. South West Oregon Television is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon, with full corporate power and authority to carry on its business and to own, lease and operate, its properties as and in the places where such business is being conducted and such properties are owned, leased or operated.

     (b) Broadcasting LLC, each of the Broadcast Sellers, and South West Oregon Television are qualified to do business and are in good standing in the jurisdictions set forth opposite their respective names on
          Schedule 4.1(b), which constitutes all jurisdictions in which each such company is required to be qualified to do business, except where the failure to so qualify would not have a material adverse effect on such company or its assets.

     (c) Each Broadcast Seller has delivered to Purchaser true and complete copies of its certificate of formation, LLC operating agreement, and other relevant organizational documents, in each case as amended and in effect on the date hereof. None of the Broadcast Sellers is in violation of any of the provisions of its certificate of formation, LLC operating agreement, or other organizational documents.

     (d) Eugene LLC has delivered to Purchaser true and complete copies of South West Oregon Television's articles of incorporation, bylaws and meeting minutes, in each case as amended and in effect on the date hereof. South West Oregon Television is not in violation of any of the provisions of its articles of incorporation, bylaws, corporate resolutions or any organizational documents. South West Oregon Television has a capitalization which consists of 100 shares of authorized common stock, no par value per share (the "South West Oregon Stock"), all of which is issued and outstanding. All of the South West Oregon Stock has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind with respect to the South West Oregon Stock. Eugene LLC owns 50% (50 shares) of the South West Oregon Stock, free and clear of any liens, claims or encumbrances, except as will be removed on or prior to Closing. The only other shareholder of South West Oregon Television is California Oregon Broadcasting, Inc., which owns the other 50 shares of the South West Oregon Stock. South West Oregon Television does not own an interest in any other Person.

     (e) Each Broadcast Seller is wholly-owned by Broadcasting LLC, and none of the Broadcast Sellers owns any interest in any subsidiary or other entity, except as set forth on Schedule 4.1(e).

     (f) Broadcasting LLC and the Broadcast Sellers are the only subsidiaries of REI other than South West Oregon Television. The term "consolidated subsidiaries" when used in connection with REI means Broadcasting LLC and the Broadcast Sellers.

4.2 Authorization of Agreement. The execution and delivery by Sellers of this Agreement, and the performance by Sellers of their obligations hereunder, have been duly and validly authorized by the Board of Directors of REI and by the members of the Broadcast Sellers, and no other action on the part of the Sellers is necessary other than approval of the REI shareholders. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes a legal, valid and binding obligation of the Sellers enforceable against them in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity.

4.3 Ownership of the Acquisition Assets. Sellers are the lawful owners of, or have lawful rights to use and (subject to obtaining the FCC Consents and the consents to the assignment of the Assumed Contracts and Regulatory Licenses) transfer to Purchaser, the Acquisition Assets and Sellers have good and marketable title to the Acquisition Assets, free and clear of all Liens, except for Permitted Liens. The delivery to Purchaser of the instruments of transfer of ownership contemplated by Article X will vest in Purchaser good and marketable title to all of the Acquisition Assets, free and clear of all Liens except for Permitted Liens. Immediately following the Closing, Purchaser will own and possess all assets, properties and rights owned or used by the Sellers in the operation of the Stations, which assets, properties and rights are necessary in the operation of the Stations.

4.4  Financial Statements and Condition.

     (a) Sellers have delivered to Purchaser true and complete copies of (i) the audited balance sheets of the broadcast business of REI at September 30, 1995 and 1996, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Miller, Kaplan, Arase & Co., LLP, and all letters from such accountants with respect to the results of such audits; (ii) the audited balance sheets of the broadcast business of REI at September 30, 1997, and the related audited consolidated statements of operations, stockholders' equity and cash flow for the fiscal year then ended, together with a true and correct copy of the report on such audited information by Price Waterhouse LLP, and all letters from such accountants with respect to the results of such audits; and
          (iii) the unaudited balance sheets of the broadcast business of REI at September 30, 1997 and 1998, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended.

     (b) Except as set forth in the notes to such financial statements, (i) all such financial statements were prepared in accordance with GAAP; (ii) fairly present in all material respects the consolidated financial condition and results of the operations of the Stations as of the respective dates thereof and for the respective periods covered thereby; (iii) were prepared from the books and records of REI and its consolidated subsidiaries; and (iv) contain and reflect adequate provisions for all liabilities for Taxes, if any, incurred or accrued by the Broadcast Sellers.

     (c) Except for the execution and delivery of this Agreement and except as disclosed on any Schedule attached hereto, since September 30, 1998, the Stations and the Acquisition Assets have been operated in the ordinary course of business and there has not been:

          (i) any material adverse change in the business, operations, condition (financial or otherwise), assets, or liabilities (whether absolute, accrued, contingent or otherwise);

          (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any of the material tangible Acquisition Assets;

          (iii) any sale or transfer of any material portion of the assets used in the operation of the Stations, other than as permitted under this Agreement;

          (iv) any Lien, or subjection to Lien, of any of the material assets used in the operation of the Stations, except for Permitted Liens;

          (v) any material amendment to, or termination of, any Material Assumed Contract;

          (vi) any increase in, or commitment to increase, the compensation payable, or to become payable to, any Sellers' Employees other than routine increases made in the ordinary course of business not exceeding four percent (4%) per annum individually and in the aggregate, excluding any greater increases required by law or by existing contract or commitment and excluding the amounts payable to certain employees by REI under the Bonus Letters;

          (vii) any adoption of a plan or agreement or amendment to any plan or agreement providing any new or additional "fringe benefits" for any Sellers' Employees, excluding the Bonus Letters;

          (viii) any material alteration in the manner of keeping the books, accounts, or records of any of the Sellers, or in the accounting practices therein reflected; or

          (ix) any other event or condition of any character which has a material adverse effect on the Stations or Acquisition Assets.

     (d)  REI is a subchapter S corporation.

     (e) Each of the Broadcast Sellers and Broadcast LLC, for federal income tax purposes, is (i) an entity all of whose equity interests may be held by a subchapter S corporation without disqualifying such corporation as such, (ii) and is not treated as a separate corporation, and (iii) all assets, liabilities, and items of income, deduction, and credit of each LLC is treated as assets, liabilities and such items (as the case may be) of REI.

4.5 Program Rights. Schedules 2.1(d)(i) and 2.1(d)(ii) accurately set forth Sellers' interest in all Affiliation Agreements and Program Rights used or useable in the business and operation of the Stations as of the date hereof. All of Sellers' rights, title and interest in such programs and the Affiliation Agreements are, subject to receipt of any required third party consents, assignable to Purchaser on the Closing Date. Except as otherwise expressly disclosed on the appropriate Schedule, as of the date hereof Sellers have the right to broadcast each program or program segment presently scheduled for broadcast by any of the Stations, no Seller is in material default with respect to any Program Right or Affiliation Agreement, Sellers have no knowledge of any litigation, claim, or threatened litigation or claim with respect to any Program Right or Affiliation Agreement, and Sellers have not received any notice of termination or default with respect to any Affiliation Agreement or Program Rights.

4.6  Real Property.

     (a) Schedule 2.1(a) sets forth by Station a true and complete (i) description of each parcel of real property used or usable in the operation of the Stations that Sellers own or purport to own, which description includes the name of the owner of such parcel, a street address and a legal description thereof, (ii) description of each parcel of real property used in the operation of the Stations under which any Seller is or purports to be either a lessee, lessor, sublessee or sublessor, which description identifies the applicable leases or subleases, the names of the parties thereto and the expiration dates thereof (including any renewal options), and (iii) description of the easements, rights of way, special use permits, licenses and other agreements pursuant to which transmitters, towers, translators and the like used in the operation of the Stations under which any Seller holds or purports to hold a possessory interest, which description identifies the applicable easement, right of way, special use permit, license or other agreement, the names of the parties thereto and the expiration dates thereof (including any renewal options). The Real Property constitutes all of the fee, leasehold, and other possessory interests in real property used or held for use by the Sellers in connection with, and necessary for, the operation of the Stations.

     (b)  Except for Permitted Liens and as otherwise disclosed in Schedule
          2.1(a):

          (i) Seller has good and marketable fee simple title to all the owned real property listed in Schedule 2.1(a), free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, charges, rights of occupancy, and others claims and encumbrances;

          (ii) With respect to each lease, sublease, or other possessory agreement identified in Schedule 2.1(a), (A) all are in full force and effect and are valid, binding, and enforceable in accordance with their respective terms, none is subject to any offset, defense, or counterclaim by any party thereto, and none is subject to any verbal agreement not contained therein, and
                 (B) no Seller is, and no Seller has any knowledge that any other party to any such lease, sublease or possessory agreement is, in default with respect to any material term or condition thereof, and no Seller has any knowledge that any event has occurred which, through the passage of time or the giving of notice or both, would constitute a material default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of any Lien upon any asset of any Seller;

          (iii) All of the buildings, structures, fixtures and other improvements being conveyed to Purchaser are in good operating condition and repair for buildings, structures, fixtures, and improvements of their age and usage, ordinary wear and tear excepted, and, to the best knowledge of the Sellers, have no latent defects. All buildings, structures, fixtures and other improvements were constructed and are operated and used in conformance, in all material respects, with all setback requirements, easements, covenants, restrictions, and all applicable building, fire, zoning, health and safety codes and other similar laws or regulations; and

          (iv) Subject to the receipt of each required consent to the assignment of any real property lease, sublease, or possessory agreement, Sellers have the full power and authority to assign their respective interests under the leases, subleases and possessory agreements in accordance with this Agreement.

4.7 Personal Property. Schedule 2.1(b) sets forth as of the date hereof a true and complete (a) list of each material item of Personal Property owned or held for use by the Sellers, and used in the operation of the Stations, including a description and identifying the location of each such item, (b) identification of the owner of, and any agreement relating to the use of, each such item of Personal Property (other than motor vehicles), the rights to which are to be transferred to the Purchaser pursuant hereto under leases or similar agreements or arrangements which provide for rental payments at a rate in excess of $1,000 per month, and (c) identification of the owner of, and any agreement relating to the use of each motor vehicle used in the operation of the Stations, the rights to which are to be transferred to the Purchaser pursuant hereto. Except as disclosed on
     Schedule 2.1(b), the Personal Property subject to FCC regulation is operating in conformity with FCC Regulations and the FCC Authorizations (including without limitation all regulations governing human exposure to radio-frequency radiation) and, to Sellers' knowledge, standards of good engineering practice.

4.8  Intellectual Property.

     (a) Schedule 2.1(g) sets forth as of the date hereof by Station a true and complete list of all (i) trademarks, trademark registrations, trade names, service marks, Internet domain registrations, patents, patent applications, invention disclosures, and applications for any of the foregoing, used by the Sellers in the operation of the Stations, (ii) proprietary software used in the operation of the Stations, (iii) license agreements or similar arrangements to which any Seller is a party, either as licensee or a licensor, for each such item of Intellectual Property, and (iv) other items of Intellectual Property used in and necessary to the operation of the Stations as presently operated.

     (b)  Except as indicated in Schedule 2.l(g), as of the date hereof:

          (i) There have not been any actions or other judicial or adversary proceedings involving any Seller concerning any items of Intellectual Property, nor, to the knowledge of the Sellers, is any such action or proceeding threatened;

          (ii) Each Broadcast Seller has the right and authority to use all items of Intellectual Property in the operation of the Stations in the manner presently operated and to convey such right and authority to Purchaser, and no Seller has received any notice that such use conflicts with, infringes upon or violates any right of any other Person; and

          (iii) There are no outstanding nor, to the knowledge of the Sellers, any threatened disputes or disagreements with respect to any license agreements or similar agreements with respect to any Intellectual Property.

     (c) Immediately following the Closing, Purchaser will own, or will have all lawful rights to use, all Intellectual Property set forth on
          Schedule 2.1(g), free of any Liens other than Permitted Liens, on the same terms and conditions as owned or used by Sellers prior to the Closing.

4.9 Agreement Not in Breach of Other Instruments. Subject to receipt of the FCC Consents, passage of the waiting period under the HSR Act and receipt of third party consents required under the Assumed Contracts, the execution and delivery by each Seller of this Agreement and related agreements to which each such Seller is a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with
     (a) any Assumed Contract or any other material agreement, indenture or other instrument to which any Seller is a party or by which any Seller or its assets are bound, (b) the articles of incorporation or bylaws of REI or of South West Oregon Television, or the certificate of formation or the LLC operating agreement of any of the other Sellers, as amended through the date hereof, or (c) any Law with respect to any Seller, its assets or the Stations.

4.10 Labor Matters.

     (a) Each of the Sellers has complied, and is currently in compliance, in all material respects with all Laws, publicly available policies, standards, official interpretations and publicly available guidelines regarding employment and employment practices, and has not and is not engaged in any unfair labor practice or unlawful discriminatory act or other unlawful act with respect to employment or employment practices. Except as disclosed on Schedule 4.10(a), as of the date hereof, there is no pending or, to the knowledge of the Sellers, threatened charge, grievance or complaint by or against any Seller before the National Labor Relations Board or the Equal Employment Opportunity Commission, or any other Governmental Authority relating to labor or employment practices or omissions, decisions or practices, and no labor strike or other labor trouble is pending or, to the knowledge of the Sellers, threatened by, against or affecting any Seller.

     (b) Except as disclosed in Schedule 4.10(b), as of the date hereof, no Seller is a party to or bound by any collective bargaining agreement or other labor agreement, and there is no labor union or other organization representing, purporting to represent or attempting to organize or represent any Employees, no Broadcast Seller has experienced, within the past 24 months, nor is any Broadcast Seller now experiencing, any work stoppage, noticeable slowdown or other labor difficulty, and no Seller has any reason to believe that any organizational effort by any of its employees or any union is imminent.

4.11 Employees. Schedule 4.11 sets forth, as of the date hereof, a true and complete list by Station and corporate office of each employee employed by any Seller, whether part time or full time, along with the following information for each: name, identifying code, job title, rate of pay, date of hire, name of employer, accrued vacation time, and whether such individual is bound by an employment agreement.

4.12 Employee Benefit Plans. Schedule 4.12 sets forth, as of the date hereof, a true and complete list and description of each of the Benefit Plans.

     (a) Neither any of Sellers, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multi-employer plan", as that term is defined in
          Section 4001 of ERISA.

     (b) Complete and correct copies of the following documents have been made available to Purchaser prior to the execution of this Agreement: (i) current summary Plan descriptions of each Benefit Plan subject to ERISA; and (ii) the most recent Form 5500 and schedules thereto for each Benefit Plan subject to ERISA reporting requirements.

4.13 Litigation. Except as disclosed in Schedule 4.13 and except for proceedings of general applicability within the television broadcast industry, as of the date hereof, (a) there is no legal, administrative, arbitration or other proceeding, and no governmental investigation of any kind, pending or, to the knowledge of Sellers, threatened against any Seller with respect to any of the Acquisition Assets, the Stations, or any of the officers, directors, shareholders or employees of any Seller, and
      (b) no claim, demand or dispute that involves or could reasonably involve at least $25,000 or more has been made or currently exists against any Seller with respect to the Acquisition Assets or the Stations.

4.14  Contracts.

     (a)  Schedules 2.1(a), 2.1(d)(i), 2.1(d)(ii), 2.1(e), 2.1(f), and 2.1(g)
          set forth, as of the date hereof, by Station true and complete lists and descriptions of each material contract (other than contracts for the sale of advertising time), agreement, understanding, and lease pertaining to the operation of the Stations, except those which involve the payment or delivery of services of less than $25,000 in any twelve month period or which will expire (and not be renewed) prior to the Closing Date or which do not constitute Acquisition Assets. The Sellers have previously delivered to the Purchaser true and complete copies of all such written Contracts and a written description of all such oral contracts (and all amendments and modifications thereto).

     (b) Except as set forth in such Schedules, (i) each Material Assumed Contract is in full force and effect, and the Sellers do not have any knowledge that such Material Assumed Contract is not a valid and binding agreement of the other parties thereto, (ii) there exists no payment default or any material non-payment default under any Material Assumed Contract on the part of any Seller, and the Sellers do not have any knowledge that any payment default or any material non-payment default under any Material Assumed Contract on the part of the other parties thereto exists,
          (iii) the Sellers do not have any knowledge that any event has occurred which, with the giving of notice or the lapse of time or both, would constitute any material default under any of the Material Assumed Contracts, and (iv) there are no outstanding material disputes under any of the Material Assumed Contracts.

     (c) Except as set forth on such schedules, all the Material Assumed Contracts are assignable (subject to obtaining the FCC Consents, passage of the waiting period under the HSR Act, and receipt of certain third party consents) to Purchaser, and upon Closing will be validly assigned to Purchaser and enforceable by Purchaser in accordance with its material terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity.

4.15  Authorizations; License Rights; Station Transmissions.

     (a) FCC Authorizations. Except as to Station KPIC, each Broadcast Seller listed in Recital A holds the valid FCC Authorizations for the operation of the Station(s) listed in Schedule 2.l(c)(i). South West Oregon Television holds the valid FCC Authorization for Station KPIC.
          Schedule 2.l(c)(i) correctly sets forth, as of the date hereof, the expiration date of each such FCC Authorization. The FCC Authorizations permit the operation of the Stations as presently operated and are in full force and effect. To Sellers' knowledge and except as disclosed on Schedule 2.1(c)(i), the Stations are being operated in accordance with (a) the terms and conditions of their FCC Authorizations and (b) the FCC Regulations, and the Stations will be so operated through and as of the Closing. The FCC has allocated channels to each of the eleven Stations listed in Recital A for digital transmissions; and, to Sellers' knowledge, such allocations are sufficient to permit Sellers, upon obtaining appropriate construction permits from the FCC, to construct digital facilities which materially replicate the present NTSC coverage areas of each Station, using the antenna heights, power levels, and antenna patterns specified in the FCC's digital Table of Allotments with respect to such Station.

     (b) FCC Matters. Except for proceedings affecting the television broadcast industry as a whole and except as disclosed on Schedule 2.1(c)(i), no actions, proceedings or investigations are pending or, to the knowledge of the Sellers, threatened which is reasonably expected to result in the revocation, cancellation, nonrenewal or limitation of any of the FCC Authorizations or the denial of any pending application for renewal of any FCC Authorization or the imposition of any administrative sanctions with respect to the Stations or any of their operations. Applications for renewal of the FCC Authorizations associated with Stations KJEO, KVAL, KPIC, KCBY, KBCI, KIMA, and KEPR are pending as of the date of this Agreement before the FCC. Except as disclosed on Schedule 4.15(b), Sellers know of no reason why said FCC Authorizations will not be renewed for the full term without imposition of any materially adverse condition to such renewal. Except for such renewals and as disclosed on Schedule 2.1(c)(i), there are no proceedings, complaints, notices of forfeiture, claims, or investigations by the FCC pending, or to the knowledge of Sellers, threatened against or in respect to any of the Stations that would materially impair the qualifications of Sellers to perform their obligations under this Agreement or delay the processing or grant of the FCC Consent.

     (c) Station Transmissions. Except as set forth on Schedule 4.15(c), as of the date hereof, (i) to the knowledge of the Sellers, the eleven Stations listed in Recital A are not short-spaced, on a grandfathered basis or otherwise, to any existing broadcast television station, outstanding construction permit or pending application therefor, domestic or international, (ii) neither the Sellers nor any such Station has, within one (1) year of the date of execution of this Agreement, received any notice to the effect that any such Station is causing objectionable interference with the transmissions of any other television station or communications facility or received any written complaints with respect thereto, and (iii) to the knowledge of the Sellers, no other television station or communications facility is causing objectionable interference with the transmission or the public's reception of the transmissions of any such Station.

     (d) Cable Carriage. Schedule 4.15(d) sets forth (or has appended to it, in the case of the items described in clauses (iv) and (vi) below), as of the date hereof, for each of the eleven Stations listed in Recital A, the following:

          (i) a true and complete list of all U.S. cable systems which carry each such Station's signal;

          (ii) a true and complete list of all cable systems located in the Arbitron ADI television markets recognized by the FCC in which such Stations are located as to which such Stations have provided a must-carry or retransmission consent election notice in accordance with the provisions of the Cable Television consumer Protection and Competition Act of 1992 and the rules and regulations promulgated by the FCC relating thereto, as well as a list of any such cable systems to which such Stations have not provided any such must-carry or retransmission consent notice;

          (iii) a true and complete list of all retransmission consent and/or copyright indemnification agreements, if any, entered into by Sellers with respect to such Stations;

          (iv) a true and complete list of each notice, if any, received by Sellers from any cable system within the last two years alleging that any such Station does not deliver an adequate signal level, as defined in Section 76.55(c)(3) of the rules and regulations of the FCC, to such cable system's principal head-end (other than any such notice as to which such failure has been remedied or been determined not to exist), and all further correspondence between Sellers and such Stations and any such cable system relating to such notice;

          (v) a true and complete list of all pending petitions for special relief to include any additional community or area of any such Station's television market, as defined in Section 76.55(e) of the rules and regulations of the FCC, if any, filed by any of the Sellers with respect to any such Station; and

          (vi) a true and complete list of each pending petition of which any Seller is aware for special relief requesting the deletion of any community or area from any such Station's television market, if any, which is pending before the FCC.

4.16 Environmental Matters.  Except as set forth in Schedule 4.16:

     (a) Each Seller is, and at all times has been, in compliance in all material respects with all Environmental Laws related to the Real Property, and all current and past activities on the Real Property comply and have complied in all material respects with all Environmental Laws;

     (b) Each Seller has obtained all permits, authorizations, licenses and approvals under Environmental Laws which are required in connection with the operations of its Stations, all of which are in full force and effect. Each Seller is in compliance in all material respects with all terms and conditions of such permits, authorizations, licenses and approvals, no action or proceeding which could result in the revocation or suspension of any such permits, authorizations, licenses and approvals is pending or, to the knowledge of the Sellers, threatened, and such Seller has not, and to the knowledge of the Sellers, no other Person has, engaged in any conduct or activity which could likely cause revocation or suspension of any of such permits, authorizations, licenses or approvals;

     (c) No Seller has engaged in or permitted any activity upon any Real Property in any way involving Hazardous Materials in violation of Environmental Laws on, under, in or abutting any Real Property or transported any Hazardous Materials to, from or across any Real Property in violation of any Environmental Laws. No Hazardous Materials are currently being produced, constructed, deposited, stored or otherwise located on, under, in or about any Real Property in violation of any Environmental Laws;

     (d) There are no conditions or circumstances relating to the operation of the Stations or like condition of Real Property which likely would give rise to claims, expenses, losses, liabilities, or governmental action against the Purchaser in connection with any Hazardous Materials present at or disposed of from the Real Property. Without limiting the generality of the foregoing:

          (i) no Hazardous Materials have migrated or have threatened to migrate from any Real Property to other properties, and no Hazardous Materials have migrated or threatened to migrate from other properties to any Real Property;

          (ii) there are no PCB's or any equipment that contains PCB's or asbestos-containing materials present on or in any Real Property which violate Environmental Laws; and

          (iii) there are no underground storage tanks, or underground piping associated with such underground tanks, used currently or in the past, for the management of Hazardous Materials which violate Environmental Laws.

     (e) No portion of any Real Property has been designated, listed, or identified in any manner by the EPA, or any other federal, state, local or other Governmental Authority, or under and pursuant to any Environmental Laws as a Hazardous Materials, hazardous waste or hazardous substance disposal or removal site, Superfund or clean-up site, or candidate for clean-up, investigation, removal or closure pursuant to any Environmental Laws;

     (f) Other than with respect to items listed on Schedule 4.16, no Seller has received at any time prior to the date hereof a summons, citation, notice, directive, letter or other communication, written or oral, from the EPA or any other federal, state, local or other Governmental Authority, authorized pursuant to any Environmental Laws, concerning any intentional or unintentional action or omission by any Seller, or, to the knowledge of Seller, any previous owner or user of the Real Property, related to the Real Property or to the operation of the Stations constituting a violation or potential violation of any Environmental Laws, including, without limitation, violations relating to the migration, releasing or spilling of Hazardous Materials into the environment resulting in damage thereto or to any natural resources; and

     (g) No Seller has received at any time prior to the date hereof any summons, citation, notice, directive, letter or other communication, written or oral, of any potential claim or liability under any Environmental Laws, including, without limitation, any notification as a potentially responsible party with respect to any Superfund or other clean-up site. To the knowledge of the Sellers, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans at or concerning the Real Property or the operations of the Sellers which may (i) interfere with or prevent continued compliance by the Sellers with any Environmental Laws, (ii) give rise to any claim or liability under any Environmental Laws or (iii) form the basis for any claim, action, suit, proceeding, hearing or investigation under any Environmental Laws.

4.17 FCC Reports and Records. All applications, reports and statements relating to the Stations required to be filed by any Seller with the FCC have been timely filed and are true and complete in all material respects. All such applications, reports and statements shall continue to be filed on a current basis until the Closing, and will be true and complete in all material respects. All documents required by the rules and regulations of the FCC to be placed in the Stations' public files have been placed in such files on a timely basis and, to the extent required, are being held in such files. All logs and business records of every type and nature relating to the Stations and required to be maintained by the rules and regulations of the FCC have been maintained in all material respects in accordance with such rules and regulations and are located at the Stations.

4.18 Compliance With Laws. Except as disclosed on Schedule 4.18, each Seller is currently in compliance in all material respects with all Laws pertaining to the Acquisition Assets and the operation of the Stations and has not received any notice asserting any violation or noncompliance in connection with the business or operations of the Stations or the use of any of the Acquisition Assets with any Law.

4.19 Regulatory Licenses. In addition to the FCC Authorizations which are covered by Section 4.15, each Broadcast Seller holds all material valid permits, licenses, authorizations and approvals from all Governmental Authorities necessary to operate the Stations and to own, use and maintain the Acquisition Assets owned, used or maintained by such Broadcast Seller.
      Schedule 4.19 sets forth a true and complete list of all material Regulatory Licenses held by Broadcast Sellers, the Authorities that issued such license and its expiration date.

4.20  Taxes.  Except as disclosed on Schedule 4.20:

     (a) Each Seller has filed all Tax Returns required to be filed by it by Law. With respect to all Taxes imposed upon any Seller, or for which any Seller is or could be liable, and with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable Tax Laws and agreements have been fully complied with, and all such amounts required to be paid by any Seller to taxing authorities or others have been paid as due;

     (b) Each Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

     (c) There are no liens for Taxes (other than for current Taxes not yet due and payable and other Permitted Liens) upon any assets of any Seller; and

     (d) No Seller is a "foreign person" for purposes of Section 1445 of the code or any other laws requiring withholding of amounts paid to foreign persons.

4.21 Insurance. The Sellers have delivered to the Purchaser true and complete copies of all policies of property, fire, casualty, workers compensation, and liability insurance, together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. The Sellers have complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is sufficient and adequate.

4.22 No Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corporation, whose fees, commissions and expenses are the sole responsibility of REI, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Purchaser without intervention of any other Person on behalf of the Sellers in such manner as to give rise to any valid claim by any Person against Purchaser, Sellers, the Stations, or any of the Acquisition Assets for a finder's fee, brokerage commission, investment banking fee or similar payment.

4.23 Towers. Except as provided on Schedule 4.23, the Federal Aviation Administration ("FAA") and each other applicable state, local, or other agency or authority having jurisdiction over such matters has issued a determination of no hazard to air navigation with respect to each communications tower owned or leased by Sellers and used in the operation of the Stations for which such determination is required. Except as provided on Schedule 4.23, each communications tower owned or leased by Sellers and used in the operation of the Stations is properly lighted and painted, is of the height authorized by the FCC and set forth in the relevant FAA determination, is located at the unique geographic coordinates specified in the relevant FCC Authorization and the relevant FAA determination, and such FCC and FAA heights and geographic coordinates are accurate and consistent with each other.

4.24 Accounts Receivable. All of Sellers' Accounts Receivable were incurred in the ordinary course of business and in accordance with GAAP and represent valid rights to receive payment for services rendered or products delivered.

4.25 South West Oregon Television. Schedule 4.25 sets forth the terms and conditions upon which Eugene LLC manages the operations of Station KPIC, including without limitation (i) the agreements with South West Oregon Television and California Oregon Broadcasting, Inc. detailing Eugene LLC's specific management obligations and its rights as a shareholder; (ii) the agreement with California Oregon Broadcasting, Inc. detailing the distribution of dividends and other payments to Eugene LLC and California Oregon Broadcasting, Inc.; and
      (iii) the allocation of income and expenses among the three Stations operated by Eugene LLC. Except as described on Schedule 4.25, there is no shareholder agreement, buy/sell agreement, management agreement, option, or any other right or agreement of any kind binding upon Eugene LLC's interests in South West Oregon Television.

4.26 Disclosure. This Agreement and each related agreement and certificate and other document delivered by or on behalf of the Sellers to the Purchaser or any of its agents or representatives in connection with transactions contemplated by this Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, when taken together in light of the circumstances in which they were made, not misleading.

4.27 Bankruptcy. No insolvency proceedings of any character, including without limitation bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, relating to Sellers or any of the Acquisition Assets, are pending or, to the best of Sellers' knowledge, threatened, and no Seller has made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

4.28 Year 2000 Compliance. Except as disclosed on Schedule 4.28, Seller has no knowledge of any reason any Seller will fail to timely achieve Year 2000 Compliance before the end of 1999. Except as disclosed on Schedule 4.28, the costs of achieving Year 2000 Compliance will not have a material adverse effect on the operations or financial condition of any Station. For purposes of this Agreement, "Year 2000 Compliance" means that Sellers' Information Technology will accurately receive, provide and process date/time data from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data. For purposes of this Agreement, "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose) or other similar or related automated or computerized items (including such items embedded in broadcast equipment) that are owned, leased, used or relied on by Sellers in the operation of the Stations.


                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      Purchaser represents and warrants to the Seller that:

5.1 Corporate Existence. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Washington. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

5.2 Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity.

5.3 No Conflicts. The execution and delivery by Purchaser of this Agreement do not and the consummation of the transactions contemplated hereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of Purchaser;

     (b) subject to obtaining the FCC Consents and the HSR Act, conflict with or result in a violation or breach of any term or provision of any Law applicable to Purchaser or any of its assets and properties (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to adversely affect the validity or enforceability of this Agreement); or

     (c) except as could not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Purchaser to consummate the transactions contemplated hereby or to perform its obligations hereunder, (i) conflict with or result in a violation or breach of,
          (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its assets or properties under, any material contract or license to which Purchaser is a party or by which any of its assets and properties is bound.

5.4 Governmental Approvals and Filings. Except as to the FCC Consents and the HSR Act, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

5.5 Legal Proceedings. There are no orders outstanding and no actions or proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its assets which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

5.6 Brokers. Except for Credit Suisse First Boston, whose fees, commissions and expenses are the sole responsibility of Purchaser, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Sellers without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Sellers for a finder's fee, brokerage commission or similar payment.

5.7 Financing. Purchaser has sufficient cash and/or available credit facilities to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement, as evidenced by Bank of America's commitment letter and term sheet dated October 27, 1998, a copy of which has been delivered to Sellers.

5.8 Disclosure. None of Purchaser's representations and warranties made in this Agreement or in any other document delivered to Sellers by Purchaser in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, when taken together in light of the circumstances, not misleading.

5.9 FCC Qualification. To Purchaser's knowledge, there is no fact, allegation, condition or circumstance concerning Purchaser that could reasonably be expected to prevent the prompt granting of the FCC Consents. Other than the need to request a single waiver of the FCC's TV "duopoly" rule with respect to overlapping coverage contours between Purchaser's existing television station in Portland, Oregon and Station KVAL, Purchaser knows of no fact that would disqualify Purchaser under the FCC Regulations. There are no proceedings, complaints, notices of forfeiture, claims, or investigations by the FCC pending, or to the knowledge of Purchaser, threatened against or in respect to any of the broadcasting stations licensed to FBI or otherwise involving Purchaser that would materially impair the qualifications of Purchaser to acquire the Stations or delay processing of the FCC Consents. Purchaser will not, prior to Closing, acquire or seek to acquire any media interests that would pose any material conflict under the FCC Regulations with its ownership of the Stations.


                                   ARTICLE VI
                              COVENANTS OF SELLERS

     Sellers covenant and agree with Purchaser that Sellers will comply with all covenants and provisions of this Article, except to the extent Purchaser may otherwise consent in writing.

6.1 Regulatory and Other Approvals. The Sellers, as appropriate, as promptly as reasonably practicable will (a) take all commercially reasonable steps necessary or desirable (including payment of any fees, costs or penalties) to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of any of the Sellers to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to Purchaser in connection with the performance of its obligations under
     Article VII below. Sellers will provide, or cause to be provided, notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

6.2 HSR Filings. REI and any of its Affiliates, as necessary, will (a) take promptly all actions necessary to make the filings required of them under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received from the FTC or the Antitrust Division of the Department of Justice pursuant to the HSR Act, and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the Antitrust Division of the Department of Justice or state attorneys general.

6.3 FCC Consent. Not later than ten (10) Business Days following execution of this Agreement, Sellers shall join with, and shall cause South West Oregon Television to join with, Purchaser in the preparation and tendering to the FCC of one or more application(s) (collectively, the "FCC Applications") for consent to the assignment of license or transfer of control, as appropriate, of each of the Stations to Purchaser (collectively, the "FCC Consents"). Sellers shall conscientiously and in good faith prosecute said application toward a grant by the FCC, and shall submit such pleadings and other documents as may reasonably be required in order to obtain prompt favorable action on said applications without materially adverse impact to Sellers. Seller shall bear the legal and other costs relating to its actions seeking FCC consent to the transactions contemplated by this Agreement. All filing fees imposed by the FCC with respect to the submission of such applications shall be shared equally by Sellers and Purchaser.

6.4 Access. Sellers will, upon reasonable prior notice and during normal business hours, (a) provide Purchaser with full access to the Stations and the Real Property for the purpose of inspection, including conducting environmental reviews if Purchaser desires; provided that any Phase II environmental audit will require the consent of Sellers, which shall not be unreasonably delayed or withheld; (b) allow Purchaser access to Sellers' Employees and Sellers' officers, agents and accountants; (c) grant Purchaser access to Sellers' Records pertaining to the Stations and Acquisition Assets; and (d) furnish to Purchaser such additional information and data concerning the Stations and Acquisition Assets as Purchaser reasonably may request.

6.5 Conduct of Operation of the Stations. From the date of this Agreement through the Closing, the Sellers shall conduct the operation of the Stations in the ordinary course of business consistent with all laws and regulations and with their respective past practices. No Broadcast Seller may (except with the prior consent of the Purchaser, which shall not be unreasonably withheld or delayed and except as otherwise required by this Agreement):

     (a) enter into any transaction outside the ordinary course of business (including, without limitation, merge or consolidate with or into any other Person), unless otherwise permitted by this Section 6.5;

     (b) sell or transfer any of the Acquisition Assets, except in the ordinary course of business where the same is replaced where appropriate with an item of equal or greater value;

     (c) mortgage, pledge or encumber any of the Acquisition Assets, or permit to exist any Liens on such assets, except for Permitted Liens or currently existing Liens that will be released at or prior to the Closing;

     (d) enter into any agreement, contract, lease, commitment or understanding requiring the payment or delivery of services valued at more than $25,000 annually, which will not be satisfied on or before Closing, unless otherwise permitted by this Section 6.5;

     (e) unless otherwise permitted by this Section 6.5, enter into any trade or barter agreements or similar contracts, commitments or understandings to provide broadcast time, except those which are in the ordinary course of business, and which can be and are performed completely prior to the Closing;

     (f) terminate, renew, extend or amend or modify in any material respect any Material Assumed Contract affecting the operation of the Stations;

     (g) take any action which could reasonable jeopardize the validity or enforceability of or rights under the FCC Authorizations, the Affiliation Agreements or any other Material Assumed Contract;

     (h) make any increase in, or any commitment to increase, the compensation payable to any of the employees or agents of the Broadcast Sellers, other than payments required by Law or by existing contract or commitment as of the date hereof or under the Bonus Letters and routine increases made in the ordinary course of business which may not exceed four percent (4%) per annum for any of them individually;

     (i) hire any new employees, except for such employees as are replacements of terminated employees or as required in the reasonable judgment of Sellers;

     (j) materially alter the manner of keeping the books, accounts or records of the Stations or the accounting practices therein reflected; nor

     (k) make any capital expenditures or commitments for additions to property, plant or equipment other than as set forth in the budget or in Schedule 6.9 or as should reasonably be made in the ordinary course of business.

6.6  Financial Statements and Reports.

     (a)  As promptly as practicable and in any event no later than forty five
          (45) days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or one hundred twenty (120) days after the end of each fiscal year ending on or after September 30, 1998, and before the Closing Date, as the case may be, REI will deliver to Purchaser true and complete copies of (in the case of any such fiscal year) the audited and (in the case of any such fiscal quarter) the unaudited consolidated balance sheet, and the related audited or unaudited consolidated statements of operations, stockholders' equity and cash flows for the broadcasting operations of REI, Broadcasting LLC and Broadcast Sellers and, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Audited Financial Statements.

     (b) As promptly as practicable, REI will deliver to Purchaser true and complete copies of such other regularly-prepared financial statements, reports and analyses as may be prepared by REI or any other Seller relating to the Stations, including monthly financial reports, general managers' operating reports, and sales reports.

6.7 Fulfillment of Conditions. Each of the Sellers (a) will execute and deliver at the Closing each certificate, document and instrument that they are required to execute and deliver as a condition to Closing, (b) will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith (i) to satisfy each condition to the obligations of Purchaser contained in this Agreement and (ii) to consummate all of the transactions contemplated by this Agreement, and (c) will not take or fail to take any action (excluding its reasonable decision not to waive a condition precedent to its obligation to close) that could reasonably be expected to result in the nonfulfillment of any obligation of any of the Sellers or Purchaser contained in this Agreement.

6.8 Consents and Notices. The Sellers, as appropriate, as promptly as reasonably practicable (a) shall take all commercially reasonable steps necessary or desirable (which may include payment of fees, costs and penalties) to obtain all consents, approvals or actions of, and give all notices to all parties to Assumed Liabilities, necessary to consummate the transactions contemplated by this Agreement, including specifically obtaining the consent to assignment of all the Affiliation Agreements, (b) shall take all commercially reasonable steps necessary or appropriate to extend, with Purchaser's approval, any Program Rights Agreement which is identified on Schedule 2.1(d)(ii) as material and which, prior to Closing, comes up for renewal or otherwise expires, and (c) provide such other information and communications to such parties as they may reasonably request, subject to the confidentiality requirements of this Agreement.

6.9 Preservation of Assets. From the date of this Agreement to the Closing, the Sellers shall use their reasonable efforts to (a) preserve the operation of the Stations and the organization of the Broadcast Sellers;
     (b) maintain and preserve the goodwill, business relationships, licenses and franchises of the Broadcast Sellers; (c) keep all of the Acquisition Assets in good working order and repair (reasonable wear and tear excepted); (d) pay all of their obligations as and when they become due and payable in the ordinary course of business; (e) maintain in full force and effect all of the existing casualty, liability and other insurance through the Closing in amounts not less than those in effect on the date hereof;
     (f) keep available the services of the present employees of the Broadcast Sellers provided nothing herein shall preclude termination of any employee for cause; (g) continue to make capital expenditures in accordance with
     Schedule 6.9, subject to the covenants of the First Union Bank Loan; (h) pay the premiums for, and maintain in full force, all of Sellers' insurance policies in substantially the same coverage amounts as are in force on the date of this Agreement.

6.10 Accounts Receivable.

     (a) Promptly after the Closing (but no later than twenty (20) days thereafter), REI shall prepare and deliver to the Purchaser a list of all Accounts Receivable of each of the Broadcast Sellers outstanding as of the close of business on the date immediately preceding the Closing Date.

     (b) The Broadcast Sellers authorize Purchaser to open any and all mail addressed to any Broadcast Seller (if delivered to the Purchaser) if received on or after the Closing Date and grants to the Purchaser a power of attorney to endorse and cash any checks or instruments made payable or endorsed to the Broadcast Sellers or their order and received by the Purchaser in payment of the Accounts Receivable.

     (c) Any sums received by any Seller in respect of Accounts Receivable after the Closing Date shall be promptly delivered to Purchaser.

6.11 Termination of Employees. The Sellers shall terminate, as of the Effective Time, each Seller's Employee who Purchaser indicates in accordance with Section 7.6 it will hire. Sellers shall be responsible for the payment of all compensation, severance, benefits, COBRA continuation coverage and other payments owed to Sellers' Employees in connection with termination other than Assumed Liabilities. Sellers shall be responsible for complying with all applicable federal, state and local laws regarding the termination of its employees including, without limitation, compliance, if applicable, with the Worker Adjustment and Retraining Notification Act of 1988, as amended.

6.12 Changes to Schedules. Each Seller shall deliver to Purchaser no later than three (3) Business Days prior to Closing any changes in the Schedules prepared by Sellers necessary to render Sellers' representations and warranties true and complete as of Closing as if all uses of the phrase "as of the date hereof" in Article IV were deemed to refer to the Closing Date for purposes of such Schedules. Notwithstanding the foregoing, such delivery of the Schedule changes shall be for informational purposes only and shall in no way modify Seller's representations and warranties or impair or diminish (a) Purchaser's indemnity rights under Section 9.1 as a result of any breach of a representation or warranty based on the content of the Schedules prior to such delivery, and (b) Purchaser's obligation to purchase the Acquisition Assets.

6.13 Title Insurance. Purchaser may, at its option, obtain (i) a commitment issued by a recognized title insurance company for any of the Real Property, committing to issue to Purchaser on the Closing Date a fee or leasehold owner's standard or ALTA extended policy of title insurance with respect to any of the Real Property Purchaser desires to insure, and (ii) a current ALTA survey of any of the Real Property Purchaser desires to insure sufficient for the issuance of the ALTA extended policy of title insurance. The cost of title insurance and the surveys shall be paid by Purchaser. Purchaser shall have thirty (30) days after receipt of the title commitments and surveys to examine the same and to object to any exceptions for which it cannot obtain satisfactory endorsements from the title company to cover such exceptions. Purchaser shall make the objections in writing to Sellers and Sellers shall diligently undertake to use their best efforts, including without limitation providing affidavits as may be required by the title company to remove the subject exceptions from title. Notwithstanding the foregoing, Seller's failure to remove the subject exceptions shall in no way impair or diminish (a) Purchaser's indemnity rights under Section 9.1 as a result of any breach of a representation or warranty, including but not limited to Sellers' representations contained in Section 4.6, and (b) Purchaser's obligation to purchase the Acquisition Assets.

6.14 Officers' Certificates. Sellers shall deliver to Purchaser upon the Closing certificates, dated the Closing Date and executed in the name and on behalf of each Seller by an executive officer, substantially in the form and to the effect of Exhibit 6.14(a) attached hereto, and a certificate, dated the Closing Date and executed by the Secretary or any assistant Secretary of REI, substantially in the form and to the effect of
      Exhibit 6.14(b) attached hereto.

6.15 Opinions of the Sellers' Counsel. Sellers shall cause the following legal opinions to be delivered to Purchaser at the Closing (i) an opinion of Milbank Tweed, Hadley & McCloy, special counsel to certain shareholders of REI, or Riordan and McKinzie, special counsel to

     Sellers, or other counsel reasonably satisfactory to Purchaser, dated as of the Closing, addressed to the Purchaser, with respect to the opinions set forth in Exhibit 6.15(a) and otherwise in form and substance reasonably satisfactory to the Purchaser, and (ii) an opinion of Wiley, Rein & Fielding, FCC counsel to the Sellers, dated as of the Closing, with respect to the opinions set forth in Exhibit 6.15(b) and otherwise in form and substance reasonably satisfactory to the Purchaser.


                                  ARTICLE VII
                             COVENANTS OF PURCHASER

     Purchaser covenants and agrees with Sellers that Purchaser will comply with all covenants and provisions of this Article, except to the extent REI may otherwise consent in writing.

7.1  Regulatory and Other Approvals.  Purchaser will as promptly as practicable
     (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other person required of Purchaser to consummate the transactions contemplated hereby,
     (b) provide such other information and communications to such Governmental or Regulatory Authorities or other persons as such Governmental or Regulatory Authorities or other persons may request in connection therewith and (c) provide cooperation to the Sellers in connection with the performance of their obligations under Sections 6.1, 6.2 and 6.3 above. Purchaser will provide prompt written notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

7.2 HSR Filings. In addition to and without limiting Purchaser's covenants contained in Section 7.1 above, Purchaser will (a) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with the Sellers in connection with the Sellers' filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

7.3 FCC Consent. Not later than ten (10) Business Days following execution of this Agreement, Purchaser shall join with Sellers and with South West Oregon Television in the preparation and tendering to the FCC of the FCC Applications. It is understood and agreed by all parties hereto that waiver of the FCC's multiple ownership rules may be required in order for the FCC to consent to the transactions contemplated hereby. Purchaser shall conscientiously and in good faith seek such waiver and prosecute said application toward a grant by the FCC, and shall submit such pleadings and other documents as may reasonably be required in order to obtain prompt favorable action on said applications without materially adverse impact to Purchaser, provided, that in no event shall Purchaser be required to divest any media interest or other business unit in order to qualify to acquire the Station's or otherwise to comply with its obligations hereunder. Purchaser shall bear the legal and other costs relating to its actions seeking FCC consent to the transactions contemplated by this Agreement. All filing fees imposed by the FCC with respect to the submission of such applications shall be shared equally by Purchaser and Sellers. Between the date hereof and the Closing Date, the Purchaser and its employees shall not control or direct, or attempt to control or direct, the operations of the Stations, such control and direction being the sole responsibility of the Sellers.

7.4 Retlaw Name. From and after the Closing, neither Purchaser nor any of its Affiliates will use any trade name, trademark, service mark, Internet domain name or other electronic designation which includes the word "Retlaw" or is confusingly similar thereto. In addition, Purchaser will, as soon as practicable after the Closing and in no event later than thirty
     (30) days after the Closing, not use the word "Retlaw" in advertising or promotional material of any kind.

7.5 Fulfillment of Conditions. Purchaser (a) will execute and deliver at the Closing each certificate, document and instruments that Purchaser is required to execute and deliver as a condition to the Closing, (b) will take all commercially reasonable steps necessary or desirable and proceed in good faith (i) to satisfy each other condition to the obligations of Sellers contained in this Agreement and (ii) to consummate all of the transactions contemplated in this Agreement, and (c) will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any obligation of the Company, any Seller or Purchaser contained in this Agreement.

7.6 Employees. Upon the Closing Date, Purchaser shall hire not less than 67% of Sellers' Employees at each Station, including those identified by Purchaser on Schedule 4.11 as new hires. Each of Sellers' Employees hired by Purchaser shall receive past-service credit for hours of service with Sellers for purposes of determining eligibility and vesting under Purchaser's employee benefit plans available to such employees. Fifteen
     (15) Business Days before Closing, Purchaser will indicate in writing on
     Schedule 4.11 to REI which of Sellers' Employees Purchaser will hire upon Closing.

7.7 Compliance with Laws. From and after the Closing, Purchaser shall use reasonable efforts to comply with all Laws governing employee relations and unionized labor.

7.8 Assumption of Assumed Liabilities. Purchaser shall assume in accordance with Section 2.3 and timely perform all Assumed Liabilities.

7.9 Preparation of Financial Statements. Purchaser shall cooperate with Sellers in the preparation of Sellers' closing financial statements, including allowing and instructing Messrs. Tucker and Spector and other appropriate Sellers' Employees to devote a reasonable amount of time to the task after the Closing Date to the extent it does not unreasonably interfere with performance of normal work duties for Purchaser.

7.10 Officers' Certificates. Purchaser shall deliver to Sellers upon Closing, a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the Chairman of the Board or the President of Purchaser, substantially in the form and to the effect of Exhibit 7.10(a) as attached hereto, and a certificate, dated the Closing Date and executed by the Secretary of Purchaser, substantially in the form and to the effect of
     Exhibit 7.10(b) as attached hereto.

7.11 Opinion of the Purchaser's Counsel. Purchaser shall cause Sellers to be furnished, at Closing, with an opinion of Graham & Dunn, P.C., counsel to the Purchaser, dated as of the Closing Date, addressed to Sellers, with respect to the opinions set forth in Exhibit 7.11 and otherwise in form and substance reasonably satisfactory to Sellers.


                                  ARTICLE VIII
                                  RISK OF LOSS

8.1 Risk of Loss; Insurance. The risk of loss or damage by fire or other casualty or cause to the Acquisition Assets from the date hereof through the time of the Closing, shall be upon the Sellers, and the Sellers shall maintain its full existing insurance coverage during such period. In the event of any material loss, damage or other casualty to the Real Property or Personal Property included in the Acquisition Assets prior to the Closing, Sellers shall immediately notify Purchaser of such event and the extent to which such loss, damage or casualty may be covered by any insurance policies of the Sellers. Not less than ten (10) days after receipt of such notice, Purchaser shall either (a) proceed with the Closing, in which case the Sellers shall assign to the Purchaser at the Closing all insurance proceeds to which the Sellers would be entitled as a result of such loss or damage, or (b) postpone the Closing up to 60 days, in which event Sellers agree to join in all necessary applications for extension of the effective period of the FCC's Consents, and Sellers shall expeditiously and diligently effect such repair, replacement or restoration at Sellers' sole expense without regard for the amount of insurance coverage. Notwithstanding the foregoing, neither Sellers' failure to timely effect such repair, replacement or restoration nor any deficiency in the amount of such insurance proceeds shall in any way impair or diminish (a) Purchaser's indemnity rights under Section 9.1 as a result of any breach of a representation or warranty or a covenant or other obligation, including but not limited to Seller's representations contained in Section 4.21 or Sellers' covenants contained in Section 6.5, Section 6.9 or this Section 8.1, and (b) Purchaser's obligation to purchase the Acquisition Assets.


                                   ARTICLE IX
                                INDEMNIFICATION

9.1 Indemnification by Sellers. Subject to the conditions and provisions of this Article IX, Sellers shall indemnify, defend and hold harmless Purchaser from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, Liens, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, imposed upon or incurred by Purchaser, directly or indirectly, by reason of or resulting from any (i) breach by any Sellers of any representation or warranty of any Sellers in this Agreement or in any closing certificate delivered by any of Sellers in connection herewith, (ii) any breach by any Sellers of any covenant or other obligation to be performed by any Sellers under the terms of this Agreement, or (iii) Excluded Liabilities.

9.2 Indemnification by Purchaser. Subject to the conditions and provisions of this Article IX, Purchaser shall indemnify, defend and hold harmless Sellers from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, Liens, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, imposed upon or incurred by them, directly or indirectly, by reason of or resulting from any (i) breach by Purchaser of any representation or warranty of Purchaser in this Agreement or in any closing certificate delivered by Purchaser in connection herewith; (ii) breach by Purchaser of any covenant or other obligation to be performed by Purchaser under the terms of this Agreement,
     (iii) Assumed Liabilities; or (iv) of Purchaser's activities or operations of the Stations after the Closing Date.

9.3 Claims for Indemnification. Whenever any claim shall arise for indemnification under this Article IX, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld), unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit within a reasonable time after notification thereof as provided in Section 9.4 of this Agreement.

9.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceedings by a third party, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim. The indemnified party shall be entitled to participate in (but not control) the defense, compromise or settlement of any such action, with its counsel and at its own expense. Such participation shall include, without limitation, the right to consult with the indemnifying party and its counsel or other representatives concerning such claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate with respect to such claim. The indemnifying party shall not, without the indemnified party's written consent, settle or compromise any claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. If the indemnifying party shall elect not to undertake such defense, or within a reasonable time after notice of such claim, does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party, at the expense of the indemnifying party, may defend against such claim or litigation, in such manner as the indemnified party may deem appropriate, including, but not limited to settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner.

9.5 Expiration of Indemnification Obligations. Any claim or action for indemnification under this Article IX (excluding any claim based on fraud which shall survive) must be initiated on or before the first anniversary of the Closing Date. Except for claims made before such expiration date and those based on fraud, all rights to claim indemnification under this
     Article IX shall expire upon the first anniversary of the Closing Date.

9.6 Thresholds. Notwithstanding anything to the contrary in this Article IX, the indemnified party shall not be entitled to receive, and the indemnifying party shall not be obligated to pay, any indemnity obligations pursuant to Sections 9.1 or 9.2, as applicable, until such amounts aggregate $250,000, whereupon all amounts exceeding such threshold amount shall be payable.

9.7 Limitation. In no event shall the indemnifying party's aggregate indemnity obligations under Sections 9.1 or 9.2, as the case may be, exceed $10 million.

9.8 Indemnity Escrow Agreement. In order to secure Sellers' indemnification obligations under this Article IX, the Indemnity Deposit will, in accordance with Section 3.3(b), be deposited to the Indemnity Escrow Account which shall be held and released in accordance with the Indemnity Escrow Agreement attached to this Agreement as Exhibit 3.3(b). The initial amount of the Indemnity Deposit is $10 million. On the first Business Day six months after the Closing Date, Purchaser and REI shall instruct the Escrow Agent to release to REI on behalf of Sellers the balance of the Indemnity Deposit which exceeds the sum of (i) $5 million, and (ii) any amounts of any pending indemnification claim by Purchaser. On the first Business Day 12 months after the Closing Date, Purchaser and REI shall instruct the Escrow Agent to release to REI on behalf of Sellers the balance of the Indemnity Deposit which exceeds the amount of any pending indemnification claim by Purchaser, plus an amount reasonably estimated to cover expenses, not to exceed 10% of the amount of such pending claims.

9.9 Exclusive Remedy. Notwithstanding anything in this Article IX to the contrary, Purchaser's right to indemnity payments from Sellers under this
     Article IX shall be limited to the amount held in the Indemnity Escrow Account. Sellers shall have no obligation to pay any claims for indemnity in excess of such amount or from sources other than the Indemnity Escrow Account and Purchaser's remedies against Sellers under this Agreement are limited exclusively to those set forth in this Article IX.

9.10 Reduction of Indemnity Payments. Notwithstanding anything in this Article IX to the contrary, any indemnity payment owed by one party to another party pursuant to this Article IX shall be reduced by any amounts actually received by the indemnified party under insurance policies in connection with the claim for which the indemnification pursuant to this Agreement relates.


                                   ARTICLE X
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser to purchase the Acquisition Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

10.1 Representations and Warranties. The representations and warranties made by Sellers in this Agreement concerning the Affiliation Agreements (Section 4.5) and the FCC Authorizations (Section 4.15(a), other than the portion of the last sentence thereof following the semicolon therein) shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

10.2 Performance. Sellers shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement concerning the Affiliation Agreements (Section 4.5) and the FCC Authorizations (Section 4.15(a), other than the portion of the last sentence thereof following the semicolon therein) to be so performed or complied with by Sellers at or before the Closing.

10.3 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

10.4 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Sellers to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the FCC Consents, shall have been duly obtained, made or given without conditions materially adverse to Purchaser and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

10.5 FCC License Renewal. The license renewal applications for Stations KJEO, KVAL, KPIC, KCBY, KBCI, KIDK, KIMA, KEPR and KLEW shall have been granted for a term of not less than eight (8) years without materially adverse conditions, and such grants shall have become Final Orders.

10.6 Consents to Assignments of Contracts. The necessary consents to the assignment and transfer of Affiliation Agreements and Real Property Agreements which have been designated as Material Assumed Contracts shall have been obtained by the Sellers in written instruments reasonably satisfactory to Purchaser, copies of which shall be furnished to Purchaser.

10.7 Additional Closing Documents of the Sellers. The Purchaser shall have received at the Closing the following documents, dated the Closing Date:

      (a) Copies, certified by the Secretary of each Seller as of the Closing, of resolutions of the Board of Directors or Members of such Seller authorizing the execution, delivery and performance of this Agreement and other related agreements to which such Seller is a party; and

      (b) Bills of sale, real property warranty deeds, assignments and other appropriate instruments of conveyance, in form and substance reasonably satisfactory to Purchaser, sufficient to convey and assign the Acquisition Assets in accordance with this Agreement.

                                   ARTICLE XI
                      CONDITIONS TO OBLIGATIONS OF SELLERS

     The obligations of the Sellers hereunder to sell the Acquisition Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by REI in its sole discretion):

11.1 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

11.2 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

11.3 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

11.4 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the FCC Consents, shall have been duly obtained, made or given without conditions materially adverse to Sellers and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

11.5 Additional Closing Documents of Purchaser. Sellers shall have received at the Closing the following documents, dated the Closing Date:

      (a) Copy, certified by the Secretary of Purchaser as of the Closing, of resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and other related agreements to which Purchaser is a party; and

      (b) An assignment and assumption agreement sufficient to assign to, and cause the assumption by, Purchaser of the Assumed Liabilities in accordance with this Agreement in the form attached hereto as Exhibit 11.5(b).


                                  ARTICLE XII
                            DEFAULT AND TERMINATION

12.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, provided that, in the case of subsections (b) or (c), the terminating party is not then in material breach or default of this Agreement:

(a) at any time before the Closing, by mutual written agreement of REI and Purchaser;

      (b) at any time before the Closing without liability to the terminating party, by REI or Purchaser, in the event that any Order or Law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement upon notification of the non-terminating party by the terminating party;

      (c) at any time before the Closing, by REI or Purchaser upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts, if the failure of such condition to be satisfied is not caused by a breach of this Agreement by the terminating party; or

      (d) at any time after December 31, 1999, without liability to the terminating party, by any Seller or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

12.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.1 above, this Agreement will forthwith become null and void and, except as set forth in the next sentence, there will be no liability or obligation on the part of any Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions relating to expenses in Section
      13.6 and confidentiality in Section 13.8 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to clauses (b), (c) or (d) of Section 12.1 above, Sellers will remain liable to Purchaser for any material breach of this Agreement by any Seller existing at the time of such termination, and Purchaser will remain liable to Sellers for any material breach of this Agreement by Purchaser existing at the time of such termination, and Sellers or Purchaser, as the case may be, may seek such remedies, including damages and attorneys' fees against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

12.3 Specific Performance. Either party may seek specific performance of the other party's obligations under this Agreement, so long as the party seeking specific performance is not in material default of its obligations. The parties acknowledge and agree that the Stations and Acquisition Assets are unique in nature and that damages resulting from a breach are not readily ascertainable, and therefore they agree not to interpose the availability of monetary damages as an appropriate remedy in defense to a request for specific performance.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

13.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                     If to Purchaser, to:

                         Fisher Companies Inc.
                         1525 One Union Square
                         600 University Street
                         Seattle, WA 98101
                         Facsimile No.: (206) 224-6765
                         Attn:  William W. Krippaehne, Jr.

                     with copies to:

                         Fisher Broadcasting Inc.
                         100 Fourth Avenue North
                         Seattle, Washington  98109
                         Facsimile No.: (206) 443-4014
                         Attn: Patrick M. Scott

                     and (which shall not constitute notice)

                         Graham & Dunn, P.C.
                         1420 Fifth Avenue
                         Suite 3300
                         Seattle, Washington  98101
                         Attn: Jack G. Strother, Esq.

                     If to Sellers, to:

                         Retlaw Enterprises, Inc.
                         4880 North First St.
                         Fresno, California  93726
                         Facsimile No.: (209) 222-5593
                         Attn: Ben Tucker

                         and

                         12716 Riverside Drive
                         North Hollywood, California 91607
                         Facsimile No.: (818) 985-6295
                         Attn: Warren Spector

                     with copies to:

                         Milbank, Tweed, Hadley & McCloy
                         601 South Figueroa Street, 31/st /Floor
                         Los Angeles, California 90017
                         Facsimile No.: (213) 629-5063
                         Attn: Neil J Wertlieb, Esq.

                     and

                         Hill, Farrer & Burrill LLP
                         One California Plaza, 37/th /Floor
                         300 South Grand Avenue
                         Los Angeles, California 90071
                         Facsimile No.: (213) 624-4840
                         Attn: Thomas F. Reed, Esq.


      All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 13.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 13.1, be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the address as provided in this Section 13.1, be deemed given five (5) days after being so mailed (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 13.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto, except that Sellers may only change any such information with respect to copies if confirmed in writing by counsel to receive such copies.

13.2 Survival of Representations and Warranties and Covenants. All representations, warranties and covenants made by the parties in this Agreement shall survive the Closing for a period of one (1) year, except as to (a) any matter for which any claim has been made in writing prior to the expiration of such survival period and identified as an indemnification claim made under this Agreement, and (b) any matter which is based upon fraud, in which case such matter shall survive until it is finally resolved; provided, however, that nothing in this Section 13.2 shall negate the fact that Purchaser shall have no liability whatsoever, under this Agreement or otherwise, for any of the Excluded Liabilities at any time, whether prior to, during or after the survival period referred to in this Section 13.2.

13.3 Joint and Several Obligations. The representations, warranties, covenants, and agreements of Sellers and Purchaser herein are made jointly and severally by Sellers or FCI and FBI, as applicable.

13.4 Knowledge. The term "to the knowledge of Sellers" or similar term means the current actual knowledge, after reasonable inquiry, of any of Ben Tucker, Warren Spector and the General Manager of each Station or, if no such position exists, the Station Manager. The term "to the knowledge of Purchaser" or similar term means the current actual knowledge, after reasonable inquiry, of any of William Krippaehne, Patrick Scott, and John Ulman. The term "reasonable inquiry" as used in this Section means the level of investigation into a matter that a reasonably prudent manager in similar circumstances would make in order to verify the truth of a representation made by him concerning such matter.

13.5 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

13.6  Expenses.

      (a) Generally. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, Purchaser shall pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby including without limitation, any fees or commissions due to Credit Suisse First Boston Corporation, and the Sellers shall pay their own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby including without limitation, any fees or commissions due to Donaldson, Lufkin & Jenrette Securities Corporation.

      (b) Transfer Taxes. Purchaser shall pay all personal property sales and use Taxes arising out of or in connection with the transfer of the Acquisition Assets and the transactions effected pursuant to this Agreement. Sellers shall pay all real property transfer or excise, recording, stock transfer and other like Taxes applicable to the transfer of real property and stock.

13.7 Public Announcements. Purchaser and Sellers will cooperate and seek the prior approval of the other party of any press release relating to the existence of this Agreement or to the transactions contemplated hereby.

13.8 Confidentiality. Each party will hold, and will use its best efforts to cause its Affiliates and agents to, hold in strict confidence from any Person, unless (a) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (b) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by or on behalf of the other party in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to keep such documents and information confidential; provided, however, that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Stations or Acquisition Assets. If the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and agents to, promptly redeliver all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

13.9 Exclusivity. From and after the date hereof, none of the Sellers or their Affiliates shall (i) solicit, initiate or encourage the submission of any proposal or offer from any person related to the direct or indirect sale or transfer of any of the Acquisition Assets, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any manner any effort or attempt by any person to do or make such an offer or proposal. No Seller shall enter into any agreement or commitment for the sale or merger of their interest in any Acquisition Assets (except in ordinary course in accordance with Section 6.5), Stations, Broadcast Seller, the South West Oregon Stock, or their stock or membership interests.

13.10 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

13.11 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by Purchaser and Sellers.

13.12 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

13.13 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to an Affiliate, provided that any such Affiliate agrees in writing to be bound by all the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

13.14 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

13.15 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

13.16 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof .

13.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.18 Attorneys' Fees. In any dispute between the parties to this Agreement, the substantially prevailing party in any action or proceeding shall be entitled to recover from the other party its costs and expenses, including its reasonable attorneys' fees.

13.19 Jurisdiction/Venue. Any litigation instituted to enforce the terms of this Agreement shall be venued in the appropriate state or federal courts located in San Francisco, California, as to which jurisdiction Purchaser and Sellers hereby consent.

13.20 No Jury Trial. In the event of any litigation under this Agreement, the parties waive all rights to demand trial by jury.


                                  ARTICLE XIV
                             EXHIBITS AND SCHEDULES

14.1 Exhibits and Schedules. Notwithstanding any other provision of this Agreement, the parties hereto acknowledge and agree that the Exhibits and Schedules referred to in this Agreement are currently in draft form (the "Draft Exhibits and Draft Schedules"), have not been delivered in final form and are not attached hereto, and that any and all references to such Exhibits and Schedules herein shall be deemed to refer to, and be qualified in their entirety by reference to, the Final Exhibits and Final Schedules (as defined in this Section). Each of the parties hereto agrees that it shall use its respective best efforts to complete and finalize the Draft Exhibits and Draft Schedules as soon as practicable, but in no event later than November 30, 1998. In the event the parties complete and finalize the Exhibits and Schedules by such date, or by such later date as shall be mutually agreed to by REI and FCI, then (a) REI and FCI shall so acknowledge in a writing attached to such Exhibits and Schedules, (b) such Exhibits and Schedules shall be affixed to the originally executed copies of this Agreement, and (c) the term "Final Exhibits and Final Schedules" shall refer to such Exhibits and Schedules. In the event the parties are unable to complete and finalize each Exhibit and Schedule by such date, or by such later date as shall be mutually agreed to by REI and FCI, then this Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time thereafter by REI or FCI, without liability to the terminating party, upon notification by the terminating party to the non-terminating party. Section 12.2 shall apply to any such termination as if such termination were in accordance with
       Section 12.1(d); provided, however, that in such event no party shall have any liability to any other party with respect to the content or lack thereof of any Schedule or Exhibit or with respect to any representation or warranty that is qualified by or that refers to any Schedule or Exhibit.


                       [Signatures appear on next page.]

                    PURCHASER

                    FISHER COMPANIES INC., a Washington corporation

                    By:/s/ William W. Krippaehne, Jr.
                       -------------------------------------------------
                       William W. Krippaehne, Jr., President and CEO


                    FISHER BROADCASTING INC., a Washington corporation

                    By:/s/ Patrick M. Scott
                       -------------------------------------------------
                       Patrick M. Scott, President and CEO


                    SELLERS

                    RETLAW ENTERPRISES, INC., a California corporation

                    By /s/ Benjamin W. Tucker
                       -------------------------------------------------
                       Its Vice President
                           ---------------------------------------------


                    RETLAW BROADCASTING, L.L.C., a Delaware limited liability company


                    By /s/ Benjamin W. Tucker
                       -------------------------------------------------
                       Its Vice President
                           ---------------------------------------------


                    RETLAW BROADCASTING OF BOISE, L.L.C., a Delaware limited liability company


                    By /s/ Benjamin W. Tucker
                       -------------------------------------------------
                       Its President
                           ---------------------------------------------


                    RETLAW BROADCASTING OF FRESNO, L.L.C., a Delaware limited liability company


                    By /s/ Benjamin W. Tucker
                       -------------------------------------------------
                       Its President
                           ---------------------------------------------

                    RETLAW BROADCASTING OF IDAHO FALLS, L.L.C., a Delaware limited liability company

                    By /s/ Benjamin W. Tucker
                       ------------------------------------------
                       Its President
                           --------------------------------------


                    RETLAW BROADCASTING OF YAKIMA, L.L.C., a Delaware limited liability company

                    By /s/ Benjamin W. Tucker
                       ------------------------------------------
                       Its President
                           --------------------------------------


                    RETLAW BROADCASTING OF EUGENE, L.L.C., a Delaware limited liability company

                    By /s/ Benjamin W. Tucker
                       ------------------------------------------
                       Its President
                           --------------------------------------


                    RETLAW BROADCASTING OF COLUMBUS, L.L.C., a Delaware limited liability company

                    By /s/ Benjamin W. Tucker
                       ------------------------------------------
                       Its President
                           --------------------------------------


                    RETLAW BROADCASTING OF AUGUSTA, L.L.C., a Delaware limited liability company

                    By /s/ Benjamin W. Tucker
                       ------------------------------------------
                       Its President
                           --------------------------------------

                                AMENDMENT NO. 1

                                      To

                       ASSET PURCHASE AND SALE AGREEMENT

     This Amendment No. 1 to Asset Purchase and Sale Agreement (this "Amendment") is made and entered into as of November 30, 1998 by and among Fisher Companies Inc., a Washington corporation ("FCI"), Fisher Broadcasting Inc., a Washington corporation ("FBI", and collectively with FCI, the "Purchaser"), Retlaw Enterprises, Inc., a California corporation ("REI"), and Retlaw Broadcasting, L.L.C., Retlaw Broadcasting of Boise, L.L.C., Retlaw Broadcasting of Fresno, L.L.C., Retlaw Broadcasting of Idaho Falls, L.L.C., Retlaw Broadcasting of Yakima, L.L.C., Retlaw Broadcasting of Eugene, L.L.C., Retlaw Broadcasting of Columbus, L.L.C. and Retlaw Broadcasting of Augusta, L.L.C., each a Delaware limited liability company (collective with REI, the "Sellers").

                                    RECITALS

     WHEREAS, the Purchaser and the Sellers are parties to that certain Asset Purchase and Sale Agreement dated as of November 18, 1998 (the "Purchase Agreement"); and

     WHEREAS, the Purchaser and the Sellers desire to amend the Purchase Agreement to extend the deadline for completion of the Exhibits and Schedules.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     Section 1. Amendment to the Purchase Agreement. Section 14.1 of the Purchase Agreement is hereby amended by deleting the words "November 30, 1998" in the second sentence thereof and substituting therefor the words "December 8, 1998". Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     Section 2. Miscellaneous. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                       [Signatures appear on next page.]

                    PURCHASER
                    ---------

                    FISHER COMPANIES INC., a Washington corporation

                    By:  /s/  William W. Krippaehne
                         ------------------------------------------------------
                        William W. Krippaehne, Jr., President and CEO


                    FISHER BROADCASTING INC., a Washington corporation

                    By:  /s/  Patrick M. Scott
                         ------------------------------------------------------
                        Patrick M. Scott, President and CEO


                    SELLERS
                    -------

                    RETLAW ENTERPRISES, INC., a California corporation

                    By:  /s/  Benjamin W. Tucker
                         ------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING, L.L.C., a Delaware limited liability company

                    By:  /s/  Benjamin W. Tucker
                         ------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF BOISE, L.L.C., a Delaware limited liability company

                    By:  /s/  Benjamin W. Tucker
                         ------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF FRESNO, L.L.C., a Delaware limited liability company

                    By:  /s/  Benjamin W. Tucker
                         ------------------------------------------------------
                        Benjamin W. Tucker, Vice President

                    RETLAW BROADCASTING OF IDAHO FALLS, L.L.C., a Delaware limited liability company

                    By:  /s/  Benjamin W. Tucker
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF YAKIMA, L.L.C., a Delaware limited liability company

                    By:  /s/  Benjamin W. Tucker
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF EUGENE, L.L.C., a Delaware limited liability company

                    By:  /s/  Benjamin W. Tucker
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF COLUMBUS, L.L.C., a Delaware limited liability company

                    By:  /s/  Benjamin W. Tucker
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF AUGUSTA, L.L.C., a Delaware limited liability company

                    By:  /s/  Benjamin W. Tucker
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President

                                AMENDMENT NO. 2

                                       To

                       ASSET PURCHASE AND SALE AGREEMENT

     This Amendment No. 2 to Asset Purchase and Sale Agreement (this "Amendment") is made and entered into as of December 7, 1998 by and among Fisher Companies Inc., a Washington corporation ("FCI"), Fisher Broadcasting Inc., a Washington corporation ("FBI", and collectively with FCI, the "Purchaser"), Retlaw Enterprises, Inc., a California corporation ("REI"), and Retlaw Broadcasting, L.L.C., Retlaw Broadcasting of Boise, L.L.C., Retlaw Broadcasting of Fresno, L.L.C., Retlaw Broadcasting of Idaho Falls, L.L.C., Retlaw Broadcasting of Yakima, L.L.C., Retlaw Broadcasting of Eugene, L.L.C., Retlaw Broadcasting of Columbus, L.L.C. and Retlaw Broadcasting of Augusta, L.L.C., each a Delaware limited liability company (collective with REI, the "Sellers").

                                    RECITALS

     WHEREAS, the Purchaser and the Sellers are parties to that certain Asset Purchase and Sale Agreement dated as of November 18, 1998, as amended by that certain Amendment No. 1 to Asset Purchase and Sale Agreement dated as of November 30, 1998 (collectively, the "Purchase Agreement"); and

     WHEREAS, the Purchaser and the Sellers desire to further amend the Purchase Agreement to extend the deadline for completion of the Exhibits and Schedules.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     Section 1. Amendment to the Purchase Agreement. Section 14.1 of the Purchase Agreement, as amended, is hereby further amended by deleting the words "December 8, 1998" in the second sentence thereof and substituting therefor the words "December 15, 1998". Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     Section 2. Miscellaneous. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                       [Signatures appear on next page.]

                    PURCHASER
                    ---------

                    FISHER COMPANIES INC., a Washington corporation

                    By:  /s/
                         ------------------------------------------------------
                        William W. Krippaehne, Jr., President and CEO


                    FISHER BROADCASTING INC., a Washington corporation

                    By:  /s/
                         ------------------------------------------------------
                        Patrick M. Scott, President and CEO


                    SELLERS
                    -------

                    RETLAW ENTERPRISES, INC., a California corporation

                    By:  /s/
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING, L.L.C., a Delaware limited liability company

                    By:  /s/
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF BOISE, L.L.C., a Delaware limited liability company

                    By:  /s/
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF FRESNO, L.L.C., a Delaware limited liability company

                    By:  /s/
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President

                    RETLAW BROADCASTING OF IDAHO FALLS, L.L.C., a Delaware limited liability company

                    By:  /s/
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF YAKIMA, L.L.C., a Delaware limited liability company

                    By:  /s/
                         ------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF EUGENE, L.L.C., a Delaware limited liability company

                    By:  /s/
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF COLUMBUS, L.L.C., a Delaware limited liability company

                    By:  /s/
                         -------------------------------------------------------
                        Benjamin W. Tucker, Vice President


                    RETLAW BROADCASTING OF AUGUSTA, L.L.C., a Delaware limited liability company

                    By:  /s/
                         ------------------------------------------------------
                        Benjamin W. Tucker, Vice President